                                                                    EXHIBIT 10.B


================================================================================

                               EL PASO CORPORATION
                        (fka El Paso Energy Corporation)

                                   ----------



                              AMENDED AND RESTATED
                              $1,000,000,000 3-YEAR
                        REVOLVING CREDIT AND COMPETITIVE
                           ADVANCE FACILITY AGREEMENT
                            Dated as of June 27, 2002

                           Amending and Restating the
                              $1,000,000,000 3-YEAR
                        REVOLVING CREDIT AND COMPETITIVE
                           ADVANCE FACILITY AGREEMENT
                           Dated as of August 4, 2000

                                   ----------

                               JPMORGAN CHASE BANK
                         (fka The Chase Manhattan Bank),
                            as Administrative Agent,
                                CAF Advance Agent
                               and an Issuing Bank


                     CITIBANK, N.A. and ABN AMRO BANK N.V.,
                           as Co-Documentation Agents


                             BANK OF AMERICA, N.A.,
                              as Syndication Agent



================================================================================

                                TABLE OF CONTENTS



                                                                                                  Page
                                                                                                  ----

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS.........................................................1

          SECTION 1.1.   Certain Defined Terms.....................................................1

          SECTION 1.2.   Computation of Time Periods..............................................15

          SECTION 1.3.   Accounting Terms.........................................................15

          SECTION 1.4.   References...............................................................15

ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES......................................................15

          SECTION 2.1.   The Revolving Credit Advances............................................15

          SECTION 2.2.   Making the Revolving Credit Advances.....................................16

          SECTION 2.3.   Evidence of Debt.........................................................17

          SECTION 2.4.   CAF Advances.............................................................17

          SECTION 2.5.   Procedure for CAF Advance Borrowings.....................................17

          SECTION 2.6.   CAF Advance Payments.....................................................20

          SECTION 2.7.   Evidence of Debt.........................................................20

          SECTION 2.8.   Fees.....................................................................21

          SECTION 2.9.   Reduction of the Commitments.............................................22

          SECTION 2.10.   Repayment of Advances...................................................22

          SECTION 2.11.   Interest on Revolving Credit Advances...................................22

          SECTION 2.12.   Additional Interest on Eurodollar Rate Advances.........................23

          SECTION 2.13.   Interest Rate Determination.............................................23

          SECTION 2.14.   Voluntary Conversion of Advances........................................24

          SECTION 2.15.   Optional and Mandatory Prepayments......................................25

          SECTION 2.16.   Increased Costs.........................................................25

          SECTION 2.17.   Increased Capital.......................................................26

          SECTION 2.18.   Illegality..............................................................27

          SECTION 2.19.   Pro Rata Treatment, Payments and Computations...........................27

          SECTION 2.20.   Taxes...................................................................28

          SECTION 2.21.   Sharing of Payments, Etc................................................30

          SECTION 2.22.   Use of Proceeds.........................................................30

          SECTION 2.23.   Extension of Stated Termination Date....................................30

          SECTION 2.24.   Letters of Credit.......................................................32

          SECTION 2.25.   Replacement of Lenders, Issuing Banks, Etc..............................35

ARTICLE III CONDITIONS OF EFFECTIVENESS AND LENDING...............................................36

          SECTION 3.1.   Conditions Precedent to Effectiveness of this Agreement..................36

          SECTION 3.2.   Conditions Precedent to Initial Advances, Etc............................36

          SECTION 3.3.   Conditions Precedent to Initial Advances to Any Borrowing Subsidiary,
                           Etc....................................................................37

          SECTION 3.4.   Conditions Precedent to Each Borrowing, Etc..............................37

ARTICLE IV REPRESENTATIONS AND WARRANTIES.........................................................38

          SECTION 4.1.   Representations and Warranties of the Borrowers..........................38

ARTICLE V COVENANTS OF THE BORROWERS..............................................................40

          SECTION 5.1.   Affirmative Covenants....................................................40

          SECTION 5.2.   Negative Covenants.......................................................41

          SECTION 5.3.   Reporting Requirements...................................................45

          SECTION 5.4.   Restrictions on Material Subsidiaries....................................47

ARTICLE VI GUARANTEES.............................................................................47

          SECTION 6.1.   Guarantees...............................................................47

          SECTION 6.2.   No Subrogation...........................................................47

          SECTION 6.3.   Amendments, etc. with respect to the Obligations; Waiver of Rights.......48

          SECTION 6.4.   Guarantee Absolute and Unconditional.....................................48

          SECTION 6.5.   Reinstatement............................................................49

ARTICLE VII EVENTS OF DEFAULT.....................................................................49

          SECTION 7.1.   Event of Default.........................................................49

ARTICLE VIII THE ADMINISTRATIVE AGENT AND THE CAF ADVANCE AGENT...................................52

          SECTION 8.1.   Authorization and Action.................................................52

          SECTION 8.2.   Administrative Agent's and CAF Advance Agent's Reliance, Etc.............52

          SECTION 8.3.   JPMorgan and Affiliates..................................................53

          SECTION 8.4.   Lender Credit Decision...................................................53

          SECTION 8.5.   Indemnification..........................................................53

          SECTION 8.6.   Successor Administrative Agent and CAF Advance Agent.....................53

          SECTION 8.7.   Syndication Agent; Co-Documentation Agents...............................54

ARTICLE IX MISCELLANEOUS..........................................................................54

          SECTION 9.1.   Amendments, Etc..........................................................54

          SECTION 9.2.   Notices, Etc.............................................................55

          SECTION 9.3.   No Waiver; Remedies......................................................55

          SECTION 9.4.   Costs and Expenses; Indemnity............................................55

          SECTION 9.5.   Right of Set-Off.........................................................56

          SECTION 9.6.   Binding Effect...........................................................56

          SECTION 9.7.   Assignments and Participations...........................................57

          SECTION 9.8.   Confidentiality..........................................................59

          SECTION 9.9.   Consent to Jurisdiction..................................................59

          SECTION 9.10.   GOVERNING LAW...........................................................60

          SECTION 9.11.   Rate of Interest........................................................60

          SECTION 9.12.   Execution in Counterparts...............................................60

          SECTION 9.13.   Continuing Effect.......................................................60


                                    SCHEDULE

Schedule I        Commitments

                                    EXHIBITS

Exhibit A              Form of Note
Exhibit B              Form of Notice of Borrowing
Exhibit C              Form of CAF Advance Request
Exhibit D              Form of CAF Advance Offer
Exhibit E              Form of CAF Advance Confirmation
Exhibit F              Form of Assignment and Acceptance
Exhibit G              Form of Opinion of [Associate General][Senior] Counsel
                          of the Company
Exhibit H              Form of Opinion of New York Counsel to the Company
Exhibit I              Form of Process Agent Letter
Exhibit J              Form of Joinder Agreement
Exhibit K              Form of Opinion of [Associate General][Senior] Counsel
                          of the Company
Exhibit L              Form of Opinion of New York Counsel to the Company
Exhibit M              Form of Extension Request

                  AMENDED AND RESTATED $1,000,000,000 3-YEAR REVOLVING CREDIT AND COMPETITIVE ADVANCE FACILITY AGREEMENT, dated as of June 27, 2002, amending and restating the $1,000,000,000 3-Year Revolving Credit and Competitive Advance Facility Agreement, dated as of August 4, 2000 (the "Original Agreement"), among EL PASO CORPORATION (fka El Paso Energy Corporation), a Delaware corporation (the "Company"), EL PASO NATURAL GAS COMPANY, a Delaware corporation ("EPNGC"), TENNESSEE GAS PIPELINE COMPANY, a Delaware corporation ("Tennessee"), EL PASO CGP COMPANY ("CGP"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), JPMORGAN CHASE BANK (fka The Chase Manhattan Bank), a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") and as CAF Advance Agent (in such capacity, the "CAF Advance Agent") for the Lenders hereunder, and as an Issuing Bank, CITIBANK, N.A. and ABN AMRO BANK N.V., as co-documentation agents (in such capacity, the "Co-Documentation Agents") for the Lenders, and BANK OF AMERICA, N.A., as syndication agent (in such capacity, the "Syndication Agent") for the Lenders.

                  The parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Administrative Agent" has the meaning assigned to such term in the preamble hereof.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Advance" means an advance by a Lender to any Borrower pursuant to Article II, and refers to a Base Rate Advance, a Eurodollar Rate Advance or a CAF Advance.

                  "Affiliate" means as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. The term "control" (including the terms "controlled by" or "under common control with") means, with respect to any Person, the possession, direct or indirect, of the power to vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise. Neither a director nor any officer of a Person, in such capacity, shall be deemed an "Affiliate" of such Person for purposes of this Agreement.

                  "Agreement" means the Original Agreement, as amended and restated by this Amended and Restated $1,000,000,000 3-Year Revolving Credit and Competitive Advance Facility, as further amended, supplemented or otherwise modified from time to time.

                  "Alternate Program" means any program providing for the sale or other disposition of trade or other receivables entered into by the Company or a Subsidiary which is in addition to or in replacement of the program evidenced by either Receivables Purchase and Sale Agreement (whether or not either Receivables Purchase and Sale Agreement shall then be in effect), provided that such program is on terms (a) substantially similar to either Receivables Purchase and Sale Agreement (as modified to comply with FASB 125 or similar policies or guidelines from time to time in effect) or (b) customary for similar transactions as reasonably determined by the Administrative Agent.

                  "Applicable Eurodollar Rate Margin" with respect to any Eurodollar Rate Advance to any Borrower means for any day the rate per annum set forth below opposite the applicable S&P Bond Rating and Moody's Bond Rating in effect on such day for such Borrower:

                   Bond Rating                                                         Applicable Eurodollar
                  (S&P/Moody's)                          Level                              Rate Margin
                  -------------                          -----                         ---------------------

              A/A2 or higher                                I                                  .320%
              A-/A3                                        II                                  .410%
              BBB+/Baa1                                   III                                  .525%
              BBB/Baa2                                     IV                                  .625%
              BBB-/Baa3                                     V                                  .800%
              BB+/Ba1 or lower                             VI                                 1.000%;

         provided that (i) if the Bond Ratings for any Borrower do not fall within the same Level, the Applicable Eurodollar Rate Margin applicable to such day will be the percentage opposite the Bond Rating that is at the higher level (Level I being the highest and Level VI being the lowest Level), (ii) in the event a Bond Rating for a Borrower is not available from one of the Rating Agencies, the Applicable Eurodollar Rate Margin will be based on the Bond Rating of the other Rating Agency, (iii) in the event a Bond Rating for the Company is available from none of the Rating Agencies, the Applicable Eurodollar Rate Margin for the Company will be the percentage opposite Level VI, and (iv) in the event a Bond Rating for a Borrowing Subsidiary is available from none of the Rating Agencies, the Applicable Eurodollar Rate Margin for such Borrower will be determined using the Bond Ratings of the Company (unless there is another Borrower (the "Intermediate Parent") that directly or indirectly owns 100% of the common stock of such Borrower and the Intermediate Parent has a Bond Rating in effect, in which case, the Applicable Eurodollar Rate Margin for such Borrower will be determined using the Bond Ratings of the Intermediate Parent of such Borrower); provided, that for each day on which the Revolving Credit Exposure hereunder is equal to or greater than 25% of the aggregate amount of the total Commitments hereunder, the Applicable Eurodollar Rate Margin for each Borrower will be increased by .25% for such day.

                  "Applicable LIBO Rate" means in respect of any CAF Advance requested pursuant to a LIBO Rate CAF Advance Request, an interest rate per annum equal to the rate which appears on Page 3750 of the Telerate Service (or any successor or substitute page of such Service, or any successor to or substitute for such service providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) as at approximately 11:00 A.M., London time, two Business Days prior to the beginning of the period for which such CAF Advance is to be outstanding as the rate for Dollar deposits with a maturity comparable to such period.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit F.

                  "Base Rate" means for any day, a rate per annum (adjusted to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, rounded upwards to the next highest 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Effective Federal Funds Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Effective Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Effective Federal Funds Rate, respectively.

                  "Base Rate Advance" means an Advance which bears interest as provided in Section 2.11(a)(i).

                  "Bond Rating" means a rating assigned to a Borrower's senior long-term unsecured debt by any of the Rating Agencies.

                  "Borrowers" means the collective reference to the Company and each Borrowing Subsidiary; each a "Borrower".

                  "Borrowing" means a borrowing consisting of Advances of the same Type made on the same day by the Lenders and, in the case of Eurodollar Rate Advances, having Interest Periods of the same duration, it being understood that there may be more than one Borrowing on a particular day.

                  "Borrowing Subsidiary" means EPNGC, Tennessee, CGP and each other domestic Subsidiary of the Company which has been designated by the Company as a "Borrowing Subsidiary" by written notice to the Administrative Agent, which designation shall not have been revoked by written notice by the Company to the Administrative Agent (provided, that no such designation shall be revoked if either (a) any Default or Event of Default shall have occurred and be continuing or (b) any Advance to such Borrowing Subsidiary, or any interest accrued thereon, shall be outstanding); collectively, the "Borrowing Subsidiaries". For avoidance of doubt, (i) Tennessee and CGP may be undesignated as a Borrowing Subsidiary by written notice to the Administrative Agent by the Company and (ii) EPNGC shall always be a Borrower hereunder.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York, New York and, if the applicable Business Day relates to any Eurodollar Rate Advances or LIBO Rate CAF Advances, on which dealings are carried on in the London interbank market.

                  "Business Entity" means a partnership, limited partnership, limited liability partnership, corporation (including a business trust), limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity.

                  "CAF Advance" means an Advance made pursuant to Sections 2.4 and 2.5.

                  "CAF Advance Agent" has the meaning assigned to such term in the preamble hereof.

                  "CAF Advance Availability Period" means the period from and including the Closing Date until the earlier of (a) the date which is 7 days prior to the Stated Termination Date and (b) the Termination Date.

                  "CAF Advance Confirmation" means each confirmation by the applicable Borrower of its acceptance of CAF Advance Offers, which CAF Advance Confirmation shall be substantially in the form of Exhibit E and shall be delivered to the CAF Advance Agent by telecopy.

                  "CAF Advance Interest Payment Date" means as to each CAF Advance, each interest payment date specified by the applicable Borrower for such CAF Advance in the related CAF Advance Request.

                  "CAF Advance Lenders" means Lenders from time to time designated by the Company, in consultation with the CAF Advance Agent, as CAF Advance Lenders as provided in Section 2.4.

                  "CAF Advance Maturity Date" means as to any CAF Advance, the date specified by the applicable Borrower pursuant to Section 2.5(d)(ii) in its acceptance of the related CAF Advance Offer.

                  "CAF Advance Offer" means each offer by a CAF Advance Lender to make CAF Advances pursuant to a CAF Advance Request, which CAF Advance Offer shall contain the information specified in Exhibit D and shall be delivered to the CAF Advance Agent by telephone, immediately confirmed by telecopy.

                  "CAF Advance Request" means each request by the applicable Borrower for CAF Advance Lenders to submit bids to make CAF Advances, which request shall contain the information in respect of such requested CAF Advances specified in Exhibit C and shall be delivered to the CAF Advance Agent in writing, by telecopy, or by telephone, immediately confirmed by telecopy.

                  "Capitalization" of any Person means the sum (without duplication) of (a) consolidated Debt of such Person and its consolidated Subsidiaries, plus (b) the aggregate amount of Guaranties by such Person and its consolidated Subsidiaries, plus (c) the consolidated common and preferred stockholders' equity of such Person and its consolidated Subsidiaries, plus (d) the cumulative amount by which stockholders' equity of such Person shall have been reduced by reason of non-cash write downs of long-term assets from and after the Effective Date.

                  "CGP" has the meaning assigned to such term in the preamble hereof, and its successors.

                  "Closing Date" has the meaning assigned to such term in
         Section 3.2.

                  "Co-Documentation Agents" has the meaning assigned to such term in the preamble hereof.

                  "Commitment" means as to any Lender, the obligation of such Lender to make Revolving Credit Advances to the Borrowers hereunder and to acquire participations in Letters of Credit in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I (as such Schedule I is amended from time to time pursuant to Section 9.7(c)), as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

                  "Commitment Expiration Date" has the meaning assigned to such term in Section 2.23(a).

                  "Commitment Percentage" means as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Exposure constitutes of the aggregate principal amount of the Revolving Credit Exposures then outstanding).

                  "Company" has the meaning assigned to such term in the preamble hereof.

                  "Contingent Guaranty" has the meaning assigned to such term in the definition of the term "Guaranty" contained in this Section 1.1.

                  "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.13, 2.14 or 2.18.

                  "Current Reimbursement Obligations" means, with respect to any Person, non-contingent obligations of such Person to reimburse a bank or other Person in respect of amounts paid under a letter of credit or similar instrument that are paid on or prior to the fifth Business Day after the due date therefor.

                  "Debt" means, as to any Person, all Indebtedness of such Person other than (a) any Project Financing of such Person, (b) in the case of the Company or a Subsidiary, any liabilities of the Company or such Subsidiary, as the case may be, under any Alternate Program, or any document executed by the Company or such Subsidiary, as the case may be, in connection therewith, (c) any obligations of the Company or a Subsidiary with respect to lease payments for the headquarters building of the Company located in Houston, Texas and (d) Current Reimbursement Obligations of such Person; provided, however, that for purposes of Article V, "Debt" shall not include up to an aggregate amount (determined without duplication of amount) of $200,000,000 of
         (i) the amount of optional payments in lieu of asset repurchase or other payments to similar effect, including extension or renewal payments, on off balance sheet leases and (ii) the amount of the purchase price for optional acquisition of such asset (in either case, calculated at the lower amount payable in respect of such asset under clause (i) or (ii) above).

                  "Default" means any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Effective Date" has the meaning assigned to such term in
         Section 3.1.

                  "Effective Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Eligible Assignee" means, with respect to any particular assignment under Section 9.7, any bank or other financial institution approved in writing by the Company expressly with respect to such assignment and, except as to such an assignment by JPMorgan so long as JPMorgan is the Administrative Agent hereunder, the Administrative Agent as an Eligible Assignee for purposes of this Agreement, provided that (i) neither the Administrative Agent's nor the Company's approval shall be unreasonably withheld and (ii) neither the Administrative Agent's nor the Company's approval shall be required if the assignee is another Lender or an Affiliate of the assigning Lender.

                  "EPNGC" has the meaning assigned to such term in the preamble hereof.

                  "EPTPC" means El Paso Tennessee Pipeline Co., a Delaware corporation.

                  "EPTPC Facility" means the $3,000,000,000 Revolving Credit and Competitive Advance Facility Agreement, dated as of November 4, 1996, among EPTPC, the several financial institutions from time to time parties thereto, and The Chase Manhattan Bank, as administrative agent and CAF advance agent thereunder, as the same may be amended, modified or supplemented from time to time.

                  "Equity Interests" means any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued from time to time thereunder.

                  "ERISA Affiliate" means any Person who is a member of the Company's controlled group within the meaning of Section 4001(a)(14)(A) of ERISA.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate which appears on Page 3750 of the Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) as at approximately 11:00 A.M. (London, England time) two Business Days before the first day of such Interest Period as the rate for Dollar deposits with a maturity comparable to such Interest Period; provided that if such rate is not available at such time for any reason, the Eurodollar Rate for such Borrowing for such Interest Period shall be the interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars are offered by the principal office of each of the Reference Lenders in London, England, to prime banks in the London interbank market as at approximately 11:00 A.M. (London, England time) two Business Days before the first day of such Interest Period, in an approximate amount of each such Reference Lender's share of the relevant Borrowing for the applicable Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, when being determined pursuant to the foregoing proviso clause, shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Lenders two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.13.

                  "Eurodollar Rate Advance" means an Advance which bears interest determined by reference to the Eurodollar Rate, as provided in
         Section 2.11(a)(ii).

                  "Eurodollar Reserve Percentage" for any Lender for any Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                  "Events of Default" has the meaning assigned to such term in
         Section 7.1.

                  "Excluded Acquisition Debt" means (a) Debt, Guaranties or reimbursement obligations of any Business Entity acquired by the Company or any of its Subsidiaries and which Debt, Guaranties or reimbursement obligations exist immediately prior to such acquisition (provided that (i) such Debt, Guaranties or reimbursement obligations are not incurred solely in anticipation of such acquisition and (ii) immediately prior to such acquisition such Business Entity is not a Subsidiary of the Company), (b) Debt, Guaranties or reimbursement obligations of EPTPC and its Subsidiaries in existence on the date of the merger of El Paso Tennessee Pipeline Company with El Paso Merger Company or (c) Debt, Guaranties or reimbursement obligations in respect of any asset acquired by the Company or any of its Subsidiaries and which Debt, Guaranties or reimbursement obligations exists immediately prior to such acquisition (provided that (i) such Debt, Guaranties or reimbursement obligations are not incurred solely in anticipation of such acquisition and (ii) immediately prior to such acquisition such asset is not an asset of the Company or any of its Subsidiaries).

                  "Exposure" means (a) with respect to an Objecting Lender at any time, the aggregate outstanding principal amount of its Revolving Credit Advances and LC Exposure and (b) with respect to any other Lender at any time, the maximum amount of the Commitment of such Lender.

                  "Extension Request" means each request by the Borrowers made pursuant to Section 2.23 for the Lenders to extend the Stated Termination Date, which shall contain the information in respect of such extension specified in Exhibit M and shall be delivered to the Administrative Agent in writing.

                  "Facility Fee Commencement Date" means the date hereof.

                  "FERC" means the Federal Energy Regulatory Commission, or any agency or authority of the United States from time to time succeeding to its function.

                  "Fixed Rate CAF Advance" means any CAF Advance made pursuant to a Fixed Rate CAF Advance Request.

                  "Fixed Rate CAF Advance Request" means any CAF Advance Request requesting the CAF Advance Lenders to offer to make CAF Advances at a fixed rate (as opposed to a rate composed of the Applicable LIBO Rate plus (or minus) a margin).

                  "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time.

                  "Guaranty", "Guaranteed" and "Guaranteeing" each means any act by which any Person assumes, guarantees, endorses or otherwise incurs direct or contingent liability in connection with, or agrees to purchase or otherwise acquire or otherwise assures a creditor against loss in respect of, any Debt or Project Financing of any Person other than the Company or any of its consolidated Subsidiaries (excluding (a) any liability by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,
         (b) any liability in connection with obligations of the Company, any of its consolidated Subsidiaries, including obligations under any conditional sales agreement, equipment trust financing or equipment lease, and (c) any such act in connection with a Project Financing that either (i) guarantees to the provider of such Project Financing or any other Person performance of the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or any portion of the project that is financed by such Project Financing or performance by a Project Financing Subsidiary of certain obligations to Persons other than the provider of such Project Financing, except during any period, and then only to the extent, that such guaranty is a guaranty of payment of such Project Financing (other than a guaranty of payment of the type referred to in subclause (ii) below) or (ii) is contingent upon, or the obligation to pay or perform under which is contingent upon, the occurrence of any event other than or in addition to the passage of time or any Project Financing becoming due (any such act referred to in this clause (c) being a "Contingent Guaranty"); provided, however, that for purposes of this definition the liability of the Company or any of its Subsidiaries with respect to any obligation as to which a third party or parties are jointly, or jointly and severally, liable as a guarantor or otherwise as contemplated hereby and have not defaulted on its or their portions thereof, shall be only its pro rata portion of such obligation.

                  "Indebtedness" of any Person means, without duplication (a) indebtedness of such Person for borrowed money, (b) obligations of such Person (other than any portion of any trade payable obligation of such Person which shall not have remained unpaid for 91 days or more from the original due date of such portion) to pay the deferred purchase price of property or services, and (c) obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP recorded as capital leases, except that where such indebtedness or obligation of such Person is made jointly, or jointly and severally, with any third party or parties other than any consolidated Subsidiary of such Person, the amount thereof for the purposes of this definition only shall be the pro rata portion thereof payable by such Person, so long as such third party or parties have not defaulted on its or their joint and several portions thereof.

                  "Indemnified Party" means any or all of the Lenders, the Issuing Banks, the Administrative Agent and the CAF Advance Agent.

                  "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period beginning on the date of such Advance or the date of the Conversion of any Advance into such an Advance and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, or, subject to availability to each Lender, nine or twelve months, in each case as the applicable Borrower may, upon notice received by the Administrative Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the first day of such Interest Period with respect to Eurodollar Rate Advances, select; provided, however, that:

                  (a) the duration of any Interest Period which commences before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date;

                  (b) if the last day of such Interest Period would otherwise occur on a day which is not a Business Day, such last day shall be extended to the next succeeding Business Day, except if such extension would cause such last day to occur in a new calendar month, then such last day shall occur on the next preceding Business Day;

                  (c) Interest Periods commencing on the same date for Advances comprising the same Borrowing shall be of the same duration;

                  (d) with respect to Advances made by an Objecting Lender, no Interest Period with respect to such Advances shall end after such Objecting Lender's Commitment Expiration Date; and

                  (e) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (a) above, end on the last Business Day of a calendar month.

                  "Issuing Bank" means with respect to each Letter of Credit, the Lender that issues such Letter of Credit and shall be either (i) JPMorgan or (ii) another Lender that has agreed in writing to issue, increase, or extend one or more such Letters of Credit under this Agreement. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "Joinder Agreement" means a Joinder Agreement, substantially in the form of Exhibit J hereto, duly executed and delivered by the Company and the Borrowing Subsidiary party thereto.

                  "JPMorgan" means JPMorgan Chase Bank (fka The Chase Manhattan
         Bank), a New York banking corporation.

                  "LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus
         (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed (whether from proceeds of a Borrowing or otherwise) by or on behalf of the Borrowers at such time. The LC Exposure of any Lender at any time shall be its Commitment Percentage of the total LC Exposure at such time.

                  "Lenders" has the meaning assigned to such term in the preamble hereof.

                  "Letter of Credit" means any letter of credit issued by an Issuing Bank pursuant to the terms and conditions of this Agreement.

                  "LIBO Rate CAF Advance" means any CAF Advance made pursuant to a LIBO Rate CAF Advance Request.

                  "LIBO Rate CAF Advance Request" means any CAF Advance Request requesting the CAF Advance Lenders to offer to make CAF Advances at an interest rate equal to the Applicable LIBO Rate plus (or minus) a margin.

                  "Lien" means any lien, security interest or other charge or encumbrance, or any assignment of the right to receive income, or any other type of preferential arrangement, in each case to secure any Indebtedness or any Guaranty of any Person.

                  "Majority Lenders" means Lenders the Commitment Percentages of which aggregate at least 51%, provided, that at any time after the Commitment Expiration Date with respect to any Objecting Lender (but prior to the termination of all the Commitments), "Majority Lenders" shall mean Lenders whose Exposure aggregates at least 51% of the aggregate Exposure of all the Lenders.

                  "Margin Stock" means "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Material Adverse Effect" means a material adverse effect on the financial condition or operations of the Company and its consolidated Subsidiaries on a consolidated basis.

                  "Material Subsidiary" means any Subsidiary of the Company (other than a Project Financing Subsidiary) that itself (on an unconsolidated, stand-alone basis) owns in excess of 10% of the book value of the consolidated assets of the Company and its consolidated Subsidiaries.

                  "Mojave" means Mojave Pipeline Company.

                  "Moody's Bond Rating", with respect to any Borrower, means for any day the Bond Rating of such Borrower, if any, established by Moody's Investors Service, Inc. as in effect at 11:00 A.M., New York City time, on such day.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions and in respect of which the Company or an ERISA Affiliate has any liability (contingent or otherwise), such plan being maintained pursuant to one or more collective bargaining agreements.

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (a) is maintained for employees of the Company or an ERISA Affiliate and at least one Person other than the Company and its ERISA Affiliates or (b) was so maintained and in respect of which the Company or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Net Worth" means, as of any date of determination, the sum of the preferred stock and stockholders' equity of the Company as shown on the most recent consolidated balance sheet of the Company delivered pursuant to Section 5.3 plus the cumulative amount by which stockholders' equity of the Company shall have been reduced by reason of non-cash write-downs of long term assets from and after the Effective Date.

                  "Note" has the meaning assigned to such term in Section
         2.3(d).

                  "Notice of Borrowing" has the meaning specified in Section 2.2(a).

                  "Objecting Lenders" has the meaning assigned to such term in
         Section 2.23(a).

                  "Obligations" means the collective reference to the unpaid principal of and interest on the Advances and the Notes, all unreimbursed LC Disbursements and all other financial liabilities of the Borrowers to the Administrative Agent, the CAF Advance Agent, the Issuing Bank and the Lenders (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Advances and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or the Notes, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Administrative Agent, the CAF Advance Agent, the Issuing Bank or the Lenders that are required to be paid by any Borrower pursuant to this Agreement).

                  "Original Agreement" has the meaning assigned to such term in the preamble hereof.

                  "Other Taxes" has the meaning assigned to such term in Section 2.20(b).

                  "Party" has the meaning assigned to such term in Section 9.8.

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "Permitted Claims" has the meaning assigned to such term in
         Section 9.9(a).

                  "Permitted Liens" means:

                  (i) inchoate Liens and charges imposed by law and incidental to construction, maintenance, development or operation of properties, or the operation of business, in the ordinary course of business if payment of the obligation secured thereby is not yet overdue or if the validity or amount of which is being contested in good faith by the Company or any of its Subsidiaries;

                  (ii) Liens for taxes, assessments, obligations under workers' compensation or other social security legislation or other governmental requirements, charges or levies, in each case not yet overdue;

                  (iii) Liens reserved in any oil, gas or other mineral lease entered into in the ordinary course of business for rent, royalty or delay rental under such lease and for compliance with the terms of such lease;

                  (iv) easements, servitudes, rights-of-way and other rights, exceptions, reservations, conditions, limitations, covenants and other restrictions that do not materially interfere with the operation, value or use of the properties affected thereby;

                  (v) conventional provisions contained in any contracts or agreements affecting properties under which the Company or any of its Subsidiaries is required immediately before the expiration, termination or abandonment of a particular property to reassign to such Person's predecessor in title all or a portion of such Person's rights, titles and interests in and to all or portion of the such property;

                  (vi) any Lien reserved in a grant or conveyance in the nature of a farm-out or conditional assignment to the Company or any of its Subsidiaries entered into in the ordinary course of business on reasonable terms to secure undertakings of the Company or any such Subsidiary in such grant or conveyance;

                  (vii) any Lien consisting of (A) statutory landlord's liens under leases to which the Company or any of its Subsidiaries is a party or other Liens on leased property reserved in leases thereof for rent or for compliance with the terms of such leases, (B) rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of the Company or any of its Subsidiaries, or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held by the Company or any such Subsidiary, (C) obligations or duties to any municipality or public authority with respect to any franchise, grant, license, lease or permit and the rights reserved or vested in any governmental authority or public utility to terminate any such franchise, grant, license, lease or permit or to condemn or expropriate any property, and (D) zoning laws and ordinances and municipal regulations;

                  (viii) any Lien on any assets (including Equity Interests and other obligations) securing Indebtedness or other obligations incurred or assumed for the purpose of financing all or any part of the cost of acquiring, improving, installing, designing, engineering, developing (including drilling), or constructing such assets, provided that such Lien attaches to such assets concurrently with or within 365 days after the acquisition or completion of development, construction or installation thereof or improvement thereto; and

                  (ix) the creation of interests in property of the character commonly referred to as a "royalty interest" or "overriding royalty interest", production payments, farmouts, leases, subleases, rights of way and other easements, participations, joint venture, joint operating, unitization, pooling and communitization agreements, or other similar transactions in the ordinary course of business.

                  "Person" means an individual, a Business Entity, or a country or any political subdivision thereof or any agency or instrumentality of such country or subdivision.

                  "Plan" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its principal office in New York City. The Prime Rate is not intended to be the lowest rate of interest charged by JPMorgan in connection with extensions of credit to debtors.

                  "Principal Subsidiary" means, at any time, any Subsidiary of the Company (other than a Project Financing Subsidiary) either (a) having assets that are, or owning Subsidiaries with assets that together with its assets are, at such time greater than or equal to 5% of the consolidated assets of the Company and its consolidated Subsidiaries at such time or (b) constituting a Borrowing Subsidiary.

                  "Process Agent" has the meaning specified in Section 9.9(a).

                  "Project Financing" means any Indebtedness incurred to finance or refinance the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise in respect of, all or any portion of any project, or any asset related thereto, and any Guaranty with respect thereto, other than any portion of such Indebtedness or Guaranty permitting or providing for recourse against the Company or any of its Subsidiaries other than (a) recourse to the Equity Interests in, Indebtedness or other obligations of, or assets of, one or more Project Financing Subsidiaries, and (b) such recourse as exists under any Contingent Guaranty.

                  "Project Financing Subsidiary" means any Subsidiary of the Company whose principal purpose is to incur Project Financing, or to become a direct or indirect partner, member or other equity participant or owner in a Business Entity so created, and substantially all the assets of which Subsidiary or Business Entity are limited to those assets being financed (or to be financed), or the operation of which is being financed (or to be financed), in whole or in part by a Project Financing or to Equity Interests in, or Indebtedness or other obligations of, one or more other such Subsidiaries or Business Entities or to Indebtedness or other obligations of the Company or its Subsidiaries or other Persons.

                  "Rating Agency" means any of Moody's Investors Service, Inc. and Standard & Poor's Ratings Group; collectively the "Rating Agencies".

                  "Receivables Purchase and Sale Agreement" means the collective reference to (a) the Receivables Purchase and Sale Agreement dated as of January 14, 1992 among EPNGC, CIESCO L.P., a New York limited partnership, Corporate Asset Funding Company, a Delaware corporation and Citicorp North America, Inc., as agent, as amended as of the date hereof, and (b) the Amended and Restated Receivables Sale Agreement dated as of December 31, 1996 among El Paso Energy Credit Corporation, Asset Securitization Cooperative Corporation and Canadian Imperial Bank of Commerce, as administrative agent, as such Agreement may be amended, supplemented, restated or otherwise modified from time to time, provided that no such amendment, supplement, restatement or modification shall change the scope of such Agreement from that of a receivables securitization transaction.

                  "Reference Lenders" means JPMorgan, Bank of America, N.A., Citibank, N.A. and ABN AMRO bank N.V.

                  "Register" has the meaning specified in Section 9.7(c).

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means Lenders (a) that are not Objecting Lenders with respect to any previous Extension Request and (b) that have Commitment Percentages aggregating at least 66-2/3% of the aggregate Commitment Percentages of such non-Objecting Lenders.

                  "Revolving Credit Advances" has the meaning assigned to such term in Section 2.1.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Advances and its LC Exposure at such time.

                  "S&P Bond Rating", with respect to any Borrower, means for any day the Bond Rating of such Borrower, if any, established by Standard & Poor's Ratings Group as in effect at 11:00 A.M., New York City time, on such day.

                  "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or an ERISA Affiliate and no Person other than the Company and its ERISA Affiliates or (b) was so maintained and in respect of which the Company or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Stated Termination Date" means August 4, 2003 or such later date as shall be determined pursuant to the provisions of Section 2.23 with respect to non-Objecting Lenders.

                  "Subsidiary" means, as to any Person, any Business Entity of which shares of stock or other Equity Interests having ordinary voting power (other than stock or such other Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such Business Entity are at the time owned, directly or indirectly through one or more Subsidiaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

                  "Syndication Agent" has the meaning assigned to such term in the preamble hereof.

                  "Taxes" has the meaning assigned to such term in Section 2.20(a).

                  "Tennessee" has the meaning assigned to such term in the preamble hereof, and its successors.

                  "Termination Date" means the earlier of (a) the Stated Termination Date and (b) the date of termination in whole of the Commitments pursuant to Section 2.9 or 7.1.

                  "Termination Event" means (a) a "reportable event," as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under subsection .11, .12, .13, .14, .16, .18, .19 or .20 of PBGC Reg.
         Section 2615), or an event described in Section 4062(e) of ERISA, or
         (b) the withdrawal of the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA or the incurrence of liability by the Company or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (e) the conditions set forth in Section 302(f)(1)(A) and (B) of ERISA to the creation of a lien upon property or rights to property of the Company or any ERISA Affiliate for failure to make a required payment to a Plan are satisfied, or (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (g) the occurrence of any other event or the existence of any other condition which would reasonably be expected to result in the termination of, or the appointment of a trustee to administer, any Plan under Section 4042 of ERISA.

                  "364-Day Facility" means the $3,000,000,000 364-Day Revolving Credit and Competitive Advance Facility Agreement, dated as of May 15, 2002, among the Company,

         EPNGC, Tennessee, the banks and other lenders parties thereto, JP Morgan, as Administrative Agent and CAF Advance Agent, Citibank, N.A. and ABN AMRO Bank N.V., as Co-Documentation Agents and Bank of America, N.A., as Syndication Agent, as the same has been and may be amended, supplemented and modified from time to time.

                  "Type" means (a) as to any Revolving Credit Advance, its nature as a Base Rate Advance or a Eurodollar Rate Advance and (b) as to any CAF Advance, its nature as a Fixed Rate CAF Advance or a LIBO Rate CAF Advance.

                  "Withdrawal Liability" has the meaning given such term under
         Part 1 of Subtitle E of Title IV of ERISA.

                  SECTION 1.2. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                  SECTION 1.3. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP either
(a) consistent with those principles applied in the preparation of the financial statements referred to in Section 4.1(e) or (b) not so materially inconsistent with such principles that a covenant contained in Section 5.1 or 5.2 would be calculated or construed in a materially different manner or with materially different results than if such covenant were calculated or construed in accordance with clause (a) of this Section 1.3. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  SECTION 1.4. References. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

                  SECTION 2.1. The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make revolving credit advances ("Revolving Credit Advances") to the Borrowers or any one or more of them from time to time on any Business Day during the period from the date hereof to and including the Termination Date in an aggregate amount not to result in such Lender's Revolving Credit Exposure exceeding such Lender's Commitment; provided that the aggregate principal amount of the Lenders' Revolving Credit Exposures (other than Revolving Credit Exposures of Objecting Lenders) outstanding shall not at any time exceed the aggregate amount of the Commitments. Each Borrowing shall be in an aggregate amount of $5,000,000 in the case of a Borrowing comprised of Base Rate Advances and $20,000,000 in the case of a Borrowing comprised of Eurodollar Rate Advances, or, in each case, an integral multiple of $1,000,000 in excess thereof (or, in the case of a Borrowing of Base Rate Advances, the aggregate unused Commitments, if less, or an aggregate amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.24) and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's

Commitment, any Borrower may make more than one Borrowing on any Business Day and may borrow, repay pursuant to Section 2.10 or prepay pursuant to Section 2.15, and reborrow under this Section 2.1.

                  SECTION 2.2. Making the Revolving Credit Advances. (a) Each Borrowing of Revolving Credit Advances shall be made on notice by the Company on its own behalf or the Company on behalf of another Borrower, to the Administrative Agent (a "Notice of Borrowing") received by the Administrative Agent, (i) in the case of a proposed Borrowing comprised of Base Rate Advances, not later than 10:00 A.M. (New York City time) on the Business Day of such proposed Borrowing and (ii) in the case of a proposed Borrowing comprised of Eurodollar Rate Advances, not later than 12:00 noon (New York City time) on the third Business Day prior to the date of such proposed Borrowing. Each Notice of Borrowing shall be by telecopy or telephone (and if by telephone, confirmed promptly by telecopier), in substantially the form of Exhibit B, specifying therein the requested (A) Borrower, (B) date of such Borrowing, (C) Type of Revolving Credit Advances comprising such Borrowing, (D) aggregate amount of such Borrowing, and (E) in the case of a Borrowing comprised of Eurodollar Rate Advances, the initial Interest Period for each such Advance. Each Lender shall, before 1:00 P.M. (New York City time) on the date of such Borrowing, make available to the Administrative Agent at its address at 270 Park Avenue, New York, New York, 10017, Reference: El Paso Corporation, or at such other address designated by notice from the Administrative Agent to the Lenders pursuant to
Section 9.2, in same day funds, such Lender's ratable portion of such Borrowing. Immediately after the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the applicable Borrower at JPMorgan Chase Bank, 270 Park Avenue, New York, New York, 10017, Account No. 323291503, Reference: El Paso Corporation, or at such other account of the applicable Borrower maintained by the Administrative Agent (or any successor Administrative Agent) designated by the applicable Borrower and agreed to by the Administrative Agent (or such successor Administrative Agent), in same day funds.

                  (b) Each Notice of Borrowing shall be irrevocable and binding on the applicable Borrower. In the case of any Borrowing which the related Notice of Borrowing specified is to be comprised of Eurodollar Rate Advances, if such Advances are not made as a result of any failure to fulfill on or before the date specified for such Borrowing the applicable conditions set forth in
Article III, the applicable Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of such failure, including, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing.

                  (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Administrative Agent, at the Effective Federal Funds Rate for such day. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance to the applicable Borrower as part of such Borrowing for purposes of this Agreement.

                  (d) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.3. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Revolving Credit Advance of such Lender to such Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time in respect of such Revolving Credit Advance.

                  (b) The Administrative Agent shall maintain the Register pursuant to Section 9.7(c), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Advance made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower on account of such Revolving Credit Advance to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender's share thereof.

                  (c) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.3(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of each Borrower to repay (with applicable interest) the Revolving Credit Advances made to each such Borrower by such Lender in accordance with the terms of this Agreement.

                  (d) Each Borrower agrees that, upon the request to the Administrative Agent by any Lender, such Borrower will execute and deliver to such Lender a promissory note of such Borrower evidencing the Revolving Credit Advances of such Lender to such Borrower, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Note").

                  SECTION 2.4. CAF Advances. Subject to the terms and conditions of this Agreement, the Borrowers or any one or more of them may borrow CAF Advances from time to time during the CAF Advance Availability Period on any Business Day. The Company shall, in consultation with the CAF Advance Agent, designate Lenders from time to time as CAF Advance Lenders by written notice to the CAF Advance Agent. The CAF Advance Agent shall transmit each such notice of designation promptly to each designated CAF Advance Lender. CAF Advances shall be borrowed in amounts such that the aggregate amount of Revolving Credit Exposures outstanding at any time shall not exceed the aggregate amount of the Commitments at such time. Any CAF Advance Lender may make CAF Advances in amounts which, individually and together with the aggregate amount of other Advances of such CAF Advance Lender, exceed such CAF Advance Lender's Commitment, and such CAF Advance Lender's CAF Advances shall not be deemed to utilize such CAF Advance Lender's Commitment. Within the limits and on the conditions hereinafter set forth with respect to CAF Advances, the Borrowers from time to time may borrow, repay and reborrow CAF Advances.

                  SECTION 2.5. Procedure for CAF Advance Borrowings. (a) A Borrower, or the Company on behalf of a Borrower, shall request CAF Advances by delivering a CAF Advance Request to the CAF Advance Agent, not later than 12:00 Noon (New York City time) four Business Days prior to the date of the proposed Borrowing (in the case of a LIBO Rate CAF Advance Request), and not later than 10:00 A.M. (New York City time) one Business Day prior to the date of the proposed Borrowing (in the case of a Fixed Rate CAF Advance Request). Each CAF Advance Request may solicit bids for CAF Advances in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and having not more than five alternative maturity dates. The maturity date for each CAF

Advance shall be not less than 7 days nor more than 360 days after the date of the Borrowing therefor (and in any event shall be not later than the Stated Termination Date); provided that each LIBO Rate CAF Advance shall mature one, two, three or six months or, if available, nine or twelve months after the date of the Borrowing therefor. The CAF Advance Agent shall notify each CAF Advance Lender promptly by telecopy of the contents of each CAF Advance Request received by the CAF Advance Agent.

                  (b) In the case of a LIBO Rate CAF Advance Request, upon receipt of notice from the CAF Advance Agent of the contents of such CAF Advance Request, each CAF Advance Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at the Applicable LIBO Rate plus (or minus) a margin determined by such CAF Advance Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the CAF Advance Agent, before 10:30 A.M. (New York City time) on the day that is three Business Days before the date of the proposed Borrowing, setting forth:

                           (i) the maximum amount of CAF Advances for each maturity date and the aggregate maximum amount of CAF Advances for all maturity dates which such CAF Advance Lender would be willing to make (which amounts may, subject to Section 2.4, exceed such CAF Advance Lender's Commitment); and

                           (ii) the margin above or below the Applicable LIBO Rate at which such CAF Advance Lender is willing to make each such CAF Advance.

The CAF Advance Agent shall advise the Company and the applicable Borrower before 11:00 A.M. (New York City time) on the date which is three Business Days before the proposed date of the Borrowing of the contents of each such CAF Advance Offer received by it. If the CAF Advance Agent, in its capacity as a CAF Advance Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Company and the applicable Borrower of the contents of its CAF Advance Offer before 10:15 A.M. (New York City time) on the date which is three Business Days before the proposed date of the Borrowing.

                  (c) In the case of a Fixed Rate CAF Advance Request, upon receipt of notice from the CAF Advance Agent of the contents of such CAF Advance Request, each CAF Advance Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at a rate of interest determined by such CAF Advance Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the CAF Advance Agent before 9:30 A.M. (New York City time) on the proposed date of the Borrowing, setting forth:

                           (i) the maximum amount of CAF Advances for each maturity date, and the aggregate maximum amount for all maturity dates, which such CAF Advance Lender would be willing to make (which amounts may, subject to Section 2.4, exceed such CAF Advance Lender's Commitment); and

                           (ii) the rate of interest at which such CAF Advance Lender is willing to make each such CAF Advance.

The CAF Advance Agent shall advise the Company and the applicable Borrower before 10:00 A.M. (New York City time) on the proposed date of the Borrowing of the contents of each such CAF Advance Offer received by it. If the CAF Advance Agent, in its capacity as a CAF Advance Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Company and the applicable Borrower of the contents of its CAF Advance Offer before 9:15 A.M. (New York City time) on the proposed date of the Borrowing.

                  (d) Before 11:30 A.M. (New York City time) three Business Days before the proposed date of the Borrowing (in the case of CAF Advances requested by a LIBO Rate CAF Advance Request) and before 10:30 A.M. (New York City time) on the proposed date of the Borrowing (in the case of CAF Advances requested by a Fixed Rate CAF Advance Request), the Company, in its absolute discretion, shall:

                           (i) cancel such CAF Advance Request by giving the CAF Advance Agent telephone notice to that effect, or

                           (ii) by giving telephone notice to the CAF Advance Agent (immediately confirmed by delivery to the CAF Advance Agent of a CAF Advance Confirmation in writing or by telecopy) (A) subject to the provisions of Section 2.5(e), accept one or more of the offers made by any CAF Advance Lender or CAF Advance Lenders pursuant to Section 2.5(b) or Section 2.5(c), as the case may be, of the amount of CAF Advances for each relevant maturity date and (B) reject any remaining offers made by CAF Advance Lenders pursuant to Section 2.5(b) or
         Section 2.5(c), as the case may be.

                  (e) The Company's acceptance of CAF Advances in response to any CAF Advance Request shall be subject to the following limitations:

                           (i) the amount of CAF Advances accepted for each maturity date specified by any CAF Advance Lender in its CAF Advance Offer shall not exceed the maximum amount for such maturity date specified in such CAF Advance Offer;

                           (ii) the aggregate amount of CAF Advances accepted for all maturity dates specified by any CAF Advance Lender in its CAF Advance Offer shall not exceed the aggregate maximum amount specified in such CAF Advance Offer for all such maturity dates;

                           (iii) the Company may not accept offers for CAF Advances for any maturity date in an aggregate principal amount in excess of the maximum principal amount requested in the related CAF Advance Request; and

                           (iv) if the Company accepts any of such offers, it must accept offers based solely upon pricing for such relevant maturity date and upon no other criteria whatsoever and if two or more CAF Advance Lenders submit offers for any maturity date at identical pricing and the Company accepts any of such offers but does not wish to (or by reason of the limitations set forth in Section 2.4 or in Section 2.5(e)(iii), cannot) borrow the total amount offered by such CAF Advance Lenders with such identical pricing, the Company shall accept offers from all of such CAF Advance Lenders in amounts allocated among them pro rata according to the amounts offered by such CAF Advance Lenders (or as nearly pro rata as shall be practicable after giving effect to the requirement that CAF Advances made by a CAF Advance Lender on a date of the Borrowing for each relevant maturity date shall be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof; provided that if the number of CAF Advance Lenders that submit offers for any maturity date at identical pricing is such that, after the Company accepts such offers pro rata in accordance with the foregoing, the CAF Advance to be made by such CAF Advance Lenders would be less than $5,000,000 principal amount, the number of such CAF Advance Lenders shall be reduced by the CAF Advance Agent by lot until the CAF Advances to be made by such remaining CAF Advance Lenders would be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof).

                  (f) If the Company notifies the CAF Advance Agent that a CAF Advance Request is cancelled pursuant to Section 2.5(d)(i), the CAF Advance Agent shall give prompt telephone notice thereof to the CAF Advance Lenders.

                  (g) If the Company accepts pursuant to Section 2.5(d)(ii) one or more of the offers made by any CAF Advance Lender or CAF Advance Lenders, the CAF Advance Agent promptly shall notify each CAF Advance Lender which has made such a CAF Advance Offer of (i) the aggregate amount of such CAF Advances to be made on such Borrowing Date for each maturity date and (ii) the acceptance or rejection of any offers to make such CAF Advances made by such CAF Advance Lender. Before 1:00 P.M. (New York City time) on the date of the Borrowing specified in the applicable CAF Advance Request, each CAF Advance Lender whose CAF Advance Offer has been accepted shall make available to the Administrative Agent at its office set forth in Section 9.2 the amount of CAF Advances to be made by such CAF Advance Lender, in same day funds. The Administrative Agent will make such funds available to the applicable Borrower as soon as practicable on such date at the Administrative Agent's aforesaid address. As soon as practicable after each Borrowing Date, the CAF Advance Agent shall notify each Lender of the aggregate amount of CAF Advances advanced on such Borrowing Date and the respective maturity dates thereof.

                  (h) The failure of any CAF Advance Lender to make the CAF Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its CAF Advance on the date of such Borrowing, but no CAF Lender shall be responsible for the failure of any other CAF Advance Lender to make the CAF Advance to be made by such CAF Advance Lender on the date of any Borrowing.

                  (i) A CAF Advance Request may request offers for CAF Advances to be made on not more than one Borrowing Date and to mature on not more than five CAF Advance Maturity Dates. No CAF Advance Request may be submitted earlier than five Business Days after submission of any other CAF Advance Request.

                  SECTION 2.6. CAF Advance Payments. (a) The applicable
Borrower shall repay to the Administrative Agent, for the account of each CAF Advance Lender which has made a CAF Advance to it, on the applicable CAF Advance Maturity Date the then unpaid principal amount of such CAF Advance. The Borrowers shall not have the right to prepay any principal amount of any CAF Advance.

                  (b) The applicable Borrower shall pay interest on the unpaid principal amount of each CAF Advance to it from the date of the Borrowing to the applicable CAF Advance Maturity Date at the rate of interest specified in the CAF Advance Offer accepted by the applicable Borrower in connection with such CAF Advance (calculated on the basis of a 360-day year for actual days elapsed), payable on each applicable CAF Advance Interest Payment Date.

                  (c) If all or a portion of the principal amount of any CAF Advance shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount shall, without limiting any rights of any Lender under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 1% above the rate which would otherwise be applicable pursuant to such CAF Advance until the stated maturity date of such CAF Advance, and for each day thereafter at a rate per annum which is 2% above the Base Rate, in each case until paid in full (as well after as before judgment). Interest accruing pursuant to this paragraph (c) shall be payable from time to time on demand.

                  SECTION 2.7. Evidence of Debt. Each Lender shall maintain in accordance with its usual practice appropriate records evidencing indebtedness of each Borrower to such Lender resulting from each CAF Advance of such Lender to such Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time in respect of such CAF Advance. The Administrative Agent shall maintain the Register pursuant to Section 9.7(c) and a record therein for each Lender, in which shall be recorded (i) the amount of each CAF Advance made by such Lender to each Borrower, the CAF Advance Maturity Date thereof, the interest rate applicable thereto and each CAF Advance Interest Payment Date applicable thereto, and (ii) the amount of any sum received by the Administrative Agent hereunder from a Borrower on account of such CAF Advance. The entries made in the Register and the records of each Lender maintained pursuant to this Section 2.7 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such record, or any error therein, shall not in any manner affect the obligation of each Borrower to repay (with applicable interest) the CAF Advances made by such Lender in accordance with the terms of this Agreement.

                  SECTION 2.8. Fees. (a) The Company agrees to pay (i) to the Administrative Agent for the account of each Lender a facility fee for the period from and including the Facility Fee Commencement Date until the Commitment of such Lender has been terminated; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure, computed at a variable rate per annum on the average daily amount of the greater of (x) the Commitment of such Lender and (y) the outstanding principal amount of such Lender's Revolving Credit Exposure during the period for which payment is made, which rate will vary according to the S&P Bond Rating for the Company and the Moody's Bond Rating for the Company as set forth in the table below in the column entitled "Facility Fee Rate", (ii) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, at a variable rate per annum (which rate will vary according to the S&P Bond Rating for the Company and the Moody's Bond Rate for the Company as set forth in the table below in the column entitled "Participation Fee Rate") on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) for the period from and including the Facility Fee Commencement Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (iii) to each applicable Issuing Bank a fronting fee, which shall accrue at the rate of 0.125 % per annum on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) for the period from and including the Facility Fee Commencement Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure attributable to Letters of Credit issued by such Issuing Bank, as well as each applicable Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued by it or processing of drawings thereunder. The fees referred to in clauses (i) and (ii) of the preceding sentence shall be based on the following table:



            Bond Rating                                           Facility                    Participation
           (S&P/Moody's)                  Level                   Fee Rate                       Fee Rate
           -------------                  -----                   --------                    -------------

            A/A2 or higher                  I                       .080%                          .420%
            A-/A3                          II                       .090%                          .660%
            BBB+/Baa1                      III                      .110%                          .890%
            BBB/Baa2                       IV                       .125%                         1.125%
            BBB-/Baa3                       V                       .175%                         1.325%
            BB+/Ba1 or lower               VI                       .225%;                        1.525%

provided that (i) if the Bond Ratings of the Company do not fall within the same Level, the rate applicable to such day will be the percentage opposite the Bond Rating that is at the higher Level (Level I being the highest and Level VI being the lowest), (ii) in the event a Bond Rating for the Company is not available from one of the Rating Agencies, the rate shall be based on the Bond Rating of the other Rating Agency, and (iii) in the event a Bond Rating for the Company is available from none of the Rating Agencies, the rate will be the percentage opposite Level VI. Such facility fees, participation fees and fronting fees shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date on which the Commitments shall terminate as provided herein, and, if the Lender is an Objecting Lender, on the Commitment Expiration Date applicable to such Lender and on the Termination Date (or if the Lender is an Objecting Lender, the Commitment Expiration Date applicable to such Lender) or such earlier date on which the Advances are repaid in full, commencing on the first of such dates to occur after the date hereof. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.

                  (b) The Company agrees to pay to J.P. Morgan Securities Inc. (fka Chase Securities Inc.), the Administrative Agent and the CAF Advance Agent the fees set forth in the letter, dated as of July 5, 2000 from Chase Securities Inc. and The Chase Manhattan Bank (now known as JPMorgan) to the Company.

                  SECTION 2.9. Reduction of the Commitments. The Company shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof.

                  SECTION 2.10. Repayment of Advances. The Borrowers shall repay to each Lender on the Termination Date the aggregate principal amount of the Advances then owing to such Lender; provided that the Revolving Credit Advances made by Objecting Lenders shall be repaid as provided in Section 2.23.

                  SECTION 2.11. Interest on Revolving Credit Advances. (a) Ordinary Interest. Each Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance of such Borrower owing to each Lender from the date of such Advance until such principal amount is due (whether at stated maturity, by acceleration or otherwise), at the following rates:

                           (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable quarterly in arrears on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or due (whether at stated maturity, by acceleration or otherwise).

                           (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, at a rate per annum equal at all times during each Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Eurodollar Rate Margin for such Borrower in effect from time to time, payable on the last day of each such Interest Period and, if any such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period, and on the date such Advance shall be Converted or due (whether at stated maturity, by acceleration or otherwise).

                  (b) Default Interest. The applicable Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance to it that is not paid when due (whether at stated maturity, by acceleration or otherwise) from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times (i) from such due date to the last day of the then existing Interest Period in the case of each Eurodollar Rate Advance, to 1% per annum above the interest rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due, and (ii) from and after the last day of the then existing Interest Period, and at all times in the case of any Base Rate Advance, to 1% per annum above the Base Rate in effect from time to time.

                  SECTION 2.12. Additional Interest on Eurodollar Rate Advances. If any Lender shall determine in good faith that reserves under regulations of the Board of Governors of the Federal Reserve System are required to be maintained by it in respect of, or a portion of its costs of maintaining reserves under such regulations is properly attributable to, one or more of its Eurodollar Rate Advances, the applicable Borrower shall pay to such Lender additional interest on the unpaid principal amount of each such Eurodollar Rate Advance to it (other than any such additional interest accruing to a particular Lender in respect of periods prior to the 30th day preceding the date notice of such interest is given by such Lender as provided in this Section 2.12), payable on the same day or days on which interest is payable on such Advance, at an interest rate per annum equal at all times during each Interest Period for such Advance to the excess of (i) the rate obtained by dividing the Eurodollar Rate for such Interest Period by a percentage equal to 100% minus the Eurodollar Reserve Percentage, if any, for such Lender for such Interest Period over (ii) the Eurodollar Rate for such Interest Period. The amount of such additional interest (if any) shall be determined by each Lender, and such Lender shall furnish written notice of the amount of such additional interest to the Company and the Administrative Agent, which notice shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 2.13. Interest Rate Determination. (a) Each
Reference Lender agrees to furnish to the Administrative Agent timely information for the purpose of determining the Eurodollar Rate. If any one or more of the Reference Lenders shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Lenders.

                  (b) The Administrative Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.11(a)(i) or (ii), and the applicable rate, if any, furnished by each Reference Lender for the purpose of determining the applicable interest rate under Section 2.11(a)(ii).

                  (c) If fewer than two Reference Lenders furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

                           (i) the Administrative Agent shall give the Company and each Lender prompt notice thereof by telephone (confirmed in writing) that the interest rate cannot be determined for such Eurodollar Rate Advances,

                           (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                           (iii) the obligations of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

                  (d) If, with respect to any Eurodollar Rate Advances, the Majority Lenders determine and give notice to the Administrative Agent that, as a result of conditions in or generally affecting the London interbank eurodollar market, the rates of interest determined on the basis of the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Company and the Lenders, whereupon,

                           (i) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

                           (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

                  (e) If the applicable Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.1, the Administrative Agent will forthwith so notify the applicable Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

                  (f) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Eurodollar Rate Advances shall automatically Convert into Base Rate Advances, and on and after such date the right of the applicable Borrower to Convert such Advances into Eurodollar Rate Advances shall terminate; provided, however, that if and so long as each such Eurodollar Rate Advance shall have the same Interest Period as Eurodollar Rate Advances comprising another Borrowing or other Borrowings, and the aggregate unpaid principal amount of all such Eurodollar Rate Advances shall equal or exceed $20,000,000, the applicable Borrower shall have the right to continue all such Advances as, or to Convert all such Advances into Eurodollar Rate Advances having the same Interest Period.

                  (g) If any Reference Lender shall for any reason no longer have a Commitment or any Revolving Credit Advances, such Reference Lender shall thereupon cease to be a Reference Lender, and if, as a result, there shall only be one Reference Lender remaining, the Administrative Agent (after consultation with the Company and the Lenders) shall, by notice to the Company and the Lenders, designate another Lender as a Reference Lender so that there shall at all times be at least two Reference Lenders.

                  SECTION 2.14. Voluntary Conversion of Advances. Any Borrower may on any Business Day, upon notice given to the Administrative Agent, not later than 10:00 A.M. (New York City time) on the Business Day of the proposed Conversion of Eurodollar Rate Advances to Base Rate Advances and not later than 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Conversion in the case of a Conversion of Base Rate Advances to Eurodollar Rate

Advances, and subject to the provisions of Sections 2.13, 2.16 and 2.18, Convert all Advances of one Type comprising the same Borrowing into Advances of another Type; provided, however, that any Conversion of any Eurodollar Rate Advances into Base Rate Advances made on any day other than the last day of an Interest Period for such Eurodollar Rate Advances shall be subject to the provisions of
Section 9.4(b); and provided, further, that no Revolving Credit Advance may be converted into a Eurodollar Rate Advance after the date that is one month prior to (a) in the case of a Revolving Credit Advance made by an Objecting Lender, such Objecting Lender's Commitment Expiration Date, and (b) in the case of all Revolving Credit Advances, the Termination Date and provided, still further, that no Revolving Credit Advance may be converted into a Eurodollar Rate Advance if an Event of Default has occurred and is continuing. Each such notice of a Conversion shall, within the restrictions specified above, specify (a) the date of such Conversion, (b) the Advances to be Converted, and (c) if such Conversion is into Eurodollar Rate Advances, the duration of the Interest Period for each such Advance.

                  SECTION 2.15. Optional and Mandatory Prepayments. (a)
Optional Prepayments. Any Borrower may upon (i) in the case of Eurodollar Rate Advances, at least two Business Days' notice and (ii) in the case of Base Rate Advances, telephonic notice not later than 12:00 noon (New York City time) on the date of prepayment, to the Administrative Agent which specifies the proposed date and aggregate principal amount of the prepayment and the Type of Advances to be prepaid, and if such notice is given such Borrower shall, prepay the outstanding principal amounts of the Revolving Credit Advances comprising the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the amount prepaid; provided, however, that (A) each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (B) in the event of any such prepayment of Eurodollar Rate Advances on any day other than the last day of an Interest Period for such Eurodollar Rate Advances, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to, and to the extent required by, Section 9.4(b); provided, further, however, that such Borrower will use its best efforts to give notice to the Administrative Agent of the proposed prepayment of Base Rate Advances on the Business Day prior to the date of such proposed prepayment.

                  (b) Mandatory Prepayments. If, at any time and from time to time, the aggregate principal amount of Advances (other than Advances of Objecting Lenders) then outstanding exceeds the Commitments of all the Lenders after giving effect to any reduction of the Commitments pursuant to Section 2.9, the Borrowers shall immediately prepay the Revolving Credit Advances of Lenders (other than Objecting Lenders) (to the extent there are such outstanding Revolving Credit Advances) by an amount equal to such excess.

                  SECTION 2.16. Increased Costs. (a) If, due to either (i) the introduction after the date of this Agreement of or any change after the date of this Agreement (including any change by way of imposition or increase of reserve requirements or assessments other than those referred to in the definition of "Eurodollar Reserve Percentage" contained in Section 1.1) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request issued or made after the date of this Agreement from or by any central bank or other governmental authority (whether or not having the force of law), in each case above other than those referred to in Section 2.17, there shall be any increase in the cost to any Lender of agreeing to make, fund or maintain, or of making, funding or maintaining, Eurodollar Rate Advances funded in the interbank Eurodollar market or of maintaining its LC Exposure, or to any Issuing Bank of agreeing to issue or maintain Letters of Credit hereunder, then the Borrowers shall from time to time, upon demand by such Lender or Issuing Bank, as applicable (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender or Issuing Bank, as applicable, additional amounts sufficient to reimburse such Lender or Issuing Bank, as applicable, for all such increased costs (except those costs incurred more than 60 days prior to the date of such demand; for the purposes hereof any cost or expense allocable to a period prior to the publication or effective date of such an introduction, change, guideline or request shall be deemed to be incurred on the later of such publication or effective date). Each Lender or Issuing Bank, as applicable, agrees to use its best efforts promptly to notify the Company of any event referred to in clause (i) or (ii) above, provided that the failure to give such notice shall not affect the rights of any Lender or Issuing Bank, as applicable, under this Section 2.16(a) (except as otherwise expressly provided above in this Section 2.16(a)). A certificate as to the amount of such increased cost, submitted to the Company and the Administrative Agent by such Lender or Issuing Bank, as applicable, shall be conclusive and binding for all purposes, absent manifest error. After one or more Lenders have notified the Company of any increased costs pursuant to this
Section 2.16, the Company may specify by notice to the Administrative Agent and the affected Lenders that, after the date of such notice whenever the election of Eurodollar Rate Advances by the applicable Borrower for an Interest Period or portion thereof would give rise to such increased costs, such election shall not apply to the Revolving Credit Advances of such Lenders during such Interest Period or portion thereof, and, in lieu thereof, such Revolving Credit Advances shall during such Interest Period or portion thereof be Base Rate Advances. Each Lender and Issuing Bank agrees to use its best efforts (including a reasonable effort to change its lending office or the office from which the Issuing Bank issues or maintains Letters of Credit hereunder, as applicable, or to transfer its affected Advances or Letters of Credit to an affiliate of such Lender or Issuing Bank, as applicable ) to avoid, or minimize the amount of, any demand for payment from the Borrowers under this Section 2.16.

                  (b) In the event that any Lender shall change its lending office, or any Issuing Bank shall change the office from which it issues or maintains Letters of Credit hereunder, and such change results (at the time of such change) in increased costs to such Lender or Issuing Bank, as applicable, the Borrowers shall not be liable to such Lender or Issuing Bank, as applicable, for such increased costs incurred by such Lender or Issuing Bank, as applicable, to the extent, but only to the extent, that such increased costs shall exceed the increased costs which such Lender or Issuing Bank, as applicable, would have incurred if the lending office of such Lender, or the office from which such Issuing Bank issues or maintains Letters of Credit hereunder, as applicable, had not been so changed, but, subject to subsection (a) above and to Section 2.18, nothing herein shall require any Lender or Issuing Bank, as applicable, to change its lending office, or the office from which such Issuing Bank issues or maintains Letters of Credit hereunder, as applicable, for any reason.

                  SECTION 2.17. Increased Capital. If either (a) the introduction of or any change in or in the interpretation of any law or regulation or (b) compliance by any Lender or Issuing Bank, as applicable, with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or Issuing Bank, as applicable, or any corporation controlling such Lender or Issuing Bank, as applicable, and such Lender or Issuing Bank, as applicable, determines that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder or such Issuing Bank's commitment to issue Letters of Credit hereunder, as applicable, and other commitments of such type, then, within ten days after demand, and delivery to the Company of the certificate referred to in the last sentence of this Section 2.17 by such Lender or Issuing Bank, as applicable (with a copy of such demand to the Administrative Agent), the applicable Borrowers shall pay to the Administrative Agent for the account of such Lender or Issuing Bank, as applicable, from time to time as specified by such Lender or Issuing Bank, as applicable, additional amounts sufficient to compensate such Lender or Issuing Bank, as applicable, or such corporation in the light of such circumstances, to the extent that such Lender or Issuing Bank, as applicable, reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder or such Issuing Bank's commitment to issue Letters of Credit hereunder, as applicable (except any such increase in capital incurred more than, or compensation attributable to the period before, 90 days prior to the date of such demand; for the purposes hereof any increase in capital allocable to, or compensation attributable to, a period prior to the publication or effective date of such an introduction, change, guideline or request shall be deemed to be incurred on the later of such publication or effective date). Each Lender and Issuing Bank agrees to use its best efforts promptly to notify the Company of any event referred to in clause (a) or (b) above, provided that the failure to give such notice shall not affect the rights of any Lender or Issuing Bank under this Section 2.17 (except as otherwise expressly provided above in this Section 2.17). A certificate in reasonable detail as to the basis for, and the amount of, such compensation submitted to the Company by such Lender or Issuing Bank, as applicable, shall, in the absence of manifest error, be conclusive and binding for all purposes.

                  SECTION 2.18. Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its lending office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain such Advances hereunder, such Lender may, by notice to the Company and the Administrative Agent, suspend the right of the Borrowers to elect Eurodollar Rate Advances from such Lender and, if necessary in the reasonable opinion of such Lender to comply with such law or regulation, Convert all such Eurodollar Rate Advances of such Lender to Base Rate Advances at the latest time permitted by the applicable law or regulation, and such suspension and, if applicable, such Conversion shall continue until such Lender notifies the Company and the Administrative Agent that the circumstances making it unlawful for such Lender to perform such obligations no longer exist (which such Lender shall promptly do when such circumstances no longer exist). So long as the obligation of any Lender to make Eurodollar Rate Advances has been suspended under this Section 2.18, all Notices of Borrowing specifying Advances of such Type shall be deemed, as to such Lender, to be requests for Base Rate Advances. Each Lender agrees to use its best efforts (including a reasonable effort to change its lending office or to transfer its affected Advances to an affiliate) to avoid any such illegality.

                  SECTION 2.19. Pro Rata Treatment, Payments and Computations.
(a) Each Borrowing by any Borrower in respect of Revolving Credit Advances (subject to the provisions of Section 2.24(e)) shall be made pro rata according to the respective Commitment Percentages of the Lenders. The Borrowers shall make each payment hereunder (including under Section 2.6, 2.8, 2.10 or 2.11, and reimbursement of LC Disbursements) and under the Notes, whether the amount so paid is owing to any or all of the Lenders or to the Administrative Agent, not later than 12:00 noon (New York City time) without setoff, counterclaim, or any other deduction whatsoever, on the day when due in Dollars to the Administrative Agent at its address at 270 Park Avenue, New York, New York 10017, Reference: El Paso Corporation, or at such other location designated by notice to the Company from the Administrative Agent and agreed to by the Company, in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees, or reimbursements of LC Disbursements, ratably (other than amounts payable pursuant to Section 2.12, 2.16, 2.17, 2.18 or 2.20) according to the respective amounts of such principal, interest or facility fees, or reimbursements of LC Disbursements, then due and owing to the Lenders, and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.7(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) All computations of interest based on the Prime Rate and of fees referred to in clauses (i), (ii) and (iii) of Section 2.8(a) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Effective Federal Funds Rate shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.12 shall be made by each Lender with respect to its own Advances, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.12, 2.16, 2.17, 2.18 or 2.20, by each Lender with respect to its own Advances or each Issuing Bank with respect to its Letters of Credit, as applicable) of an interest rate or an increased cost or increased capital or of illegality hereunder shall be conclusive and binding for all purposes if made reasonably and in good faith.

                  (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (d) Unless the Administrative Agent shall have received notice from the Company or any other applicable Borrower prior to the date on which any payment is due to the Lenders hereunder that the applicable Borrower will not make such payment in full, the Administrative Agent may assume that the applicable Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the applicable Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at a rate equal to the Effective Federal Funds Rate for such day.

                  SECTION 2.20. Taxes. (a) Any and all payments by the Borrowers hereunder or under the Notes to each Indemnified Party shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, imposed by the jurisdiction under the laws of which such Indemnified Party is organized, domiciled, resident or doing business, or any political subdivision thereof or by any jurisdiction in which such Indemnified Party holds any interest in connection with this Agreement or any Note (including in the case of each Lender or Issuing Bank, the jurisdiction of such Lender's lending office or the office from which such Issuing Bank issues or maintains its Letters of Credit, as applicable) or any political subdivision thereof, other than by any jurisdiction with which the Indemnified Party's connection arises solely from having executed, delivered or performed obligations or received a payment under, or enforced, this Agreement or any Note (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Indemnified Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) such Indemnified Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make or cause to be made such deductions and (iii) such Borrower shall pay or cause to be paid the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, provided that the Borrowers shall not be required to pay any additional amount (and shall be relieved of any liability with respect thereto) pursuant to this subsection (a) to any Indemnified Party that either (A) on the date such Lender or Issuing Bank became an Indemnified Party hereunder, (I) was not entitled to submit a U.S. Internal Revenue Service form 1001 (relating to such Indemnified Party, and entitling it to a complete exemption from United States withholding taxes on all amounts to be received by such Indemnified Party pursuant to this Agreement) and a U.S. Internal Revenue Service form 4224 (relating to all amounts to be received by such Indemnified Party pursuant to this Agreement) and (II) was not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) or (B) has failed to submit any form or certificate that it was required to file or provide pursuant to subsection (d) of this Section 2.20 and is entitled to file or give, as applicable, under applicable law, provided, further, that should an Indemnified Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Indemnified Party shall reasonably request to assist such Indemnified Party to recover such Taxes, and provided, further, that each Indemnified Party, with respect to itself, agrees to indemnify and hold harmless the Borrowers from any taxes, penalties, interest and other expenses, costs and losses incurred or payable by the Borrowers as a result of the failure of any of the Borrowers to comply with its obligations under clause (ii) or (iii) above in reliance on any form or certificate provided to it by such Indemnified Party pursuant to this Section 2.20. If any Indemnified Party receives a net credit or refund in respect of such Taxes or amounts so paid by the Borrowers, it shall promptly notify the Company of such net credit or refund and shall promptly pay such net credit or refund to the applicable Borrower, provided that the applicable Borrower agrees to return such net credit or refund if the Indemnified Party to which such net credit or refund is applicable is required to repay it.

                  (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by such Borrower hereunder or under the Notes or from the execution, delivery or performance of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                  (c) Each Borrower will indemnify each Indemnified Party and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.20) paid by such Indemnified Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto except as a result of the gross negligence (which shall in any event include the failure of such Indemnified Party to provide to the Borrowers any form or certificate that it was required to provide pursuant to subsection (d) below) or willful misconduct of such Indemnified Party, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Indemnified Party makes written demand therefor.

                  (d) On or prior to the date on which each Indemnified Party organized under the laws of a jurisdiction outside the United States becomes an Indemnified Party hereunder, such Indemnified Party shall provide the Company with U.S. Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the U.S. Internal Revenue Service, certifying that such Indemnified Party is fully exempt from United States withholding taxes with respect to all payments to be made to such Indemnified Party hereunder, or other documents satisfactory to the Company indicating that all payments to be made to such Indemnified Party hereunder are fully exempt from such taxes. Thereafter and from time to time (but only so long as such Indemnified Party remains lawfully able to do so), each such Indemnified Party shall submit to the Company such additional duly completed and signed copies of one or the other of such Forms (or such successor Forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by any Borrower to such Indemnified Party and (ii) required under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such Indemnified Party pursuant to this Agreement or the Notes. Upon the request of any Borrower from time to time, each Indemnified Party that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) shall submit to the Company a certificate to the effect that it is such a United States person. If any Indemnified Party determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Company any form or certificate that such Indemnified Party is obligated to submit pursuant to this subsection (d), or that such Indemnified Party is required to withdraw or cancel any such form or certificate previously submitted, such Indemnified Party shall promptly notify the Company of such fact.

                  (e) Any Indemnified Party claiming any additional amounts payable pursuant to this Section 2.20 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office or the office from which it issues or maintains its Letters of Credit, as applicable, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Indemnified Party, be otherwise disadvantageous to such Indemnified Party.

                  (f) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers and each Indemnified Party contained in this Section 2.20 shall survive the payment in full of principal and interest hereunder and under the Notes and reimbursement of all LC Disbursements.

                  (g) Any other provision of this Agreement to the contrary notwithstanding, any amounts which are payable by any Borrower under this
Section 2.20 shall not be payable under Section 2.16.

                  SECTION 2.21. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it or its participation in LC Disbursements (other than pursuant to Section 2.12, 2.16, 2.17, 2.18 or 2.20) in excess of its ratable share of payments on account of the Advances or participations in LC Disbursements obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them or their participations in LC Disbursements, as applicable, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

                  SECTION 2.22. Use of Proceeds. Proceeds of the Advances and Letters of Credit may be used for general business purposes of the Borrowers and their respective Subsidiaries, including for acquisitions and for payment of commercial paper issued by the Borrowers, and to refinance any Indebtedness of the Borrowers and their respective Subsidiaries (whether in connection with any acquisition or otherwise) and to reimburse LC Disbursements.

                  SECTION 2.23. Extension of Stated Termination Date. (a)
Not less than 45 days and not more than 60 days prior to the Stated Termination Date then in effect, provided that no Event of Default shall have occurred and be continuing, the Company may request an extension of such Stated Termination Date by submitting to the Administrative Agent an Extension Request containing the information in respect of such extension specified in Exhibit M, which the Administrative Agent shall promptly furnish to each Lender and each Issuing Bank. Each Lender and each Issuing Bank shall, not less than 30 days and not more than 60 days prior to the Stated Termination Date then in effect, notify the

Company and the Administrative Agent of its election to extend or not extend the Stated Termination Date as requested in such Extension Request. Notwithstanding any provision of this Agreement to the contrary, any notice by any Lender or Issuing Bank, as applicable, of its willingness to extend the Stated Termination Date shall be revocable by such Lender or Issuing Bank, as applicable, in its sole and absolute discretion at any time prior to the date which is 30 days prior to the Stated Termination Date then in effect. If the Required Lenders shall approve in writing the extension of the Stated Termination Date requested in such Extension Request, the Stated Termination Date shall automatically and without any further action by any Person be extended for the period specified in such Extension Request; provided that (i) each extension pursuant to this
Section 2.23 shall be for a maximum of three years, (ii) the Commitment of any Lender that does not consent in writing, or which revokes, in accordance with the provisions of this Section 2.23, its consent to such extension not less than 30 days and not more than 60 days prior to the Stated Termination Date then in effect and has not thereafter reinstated its consent (an "Objecting Lender") shall, unless earlier terminated in accordance with this Agreement, expire on the Stated Termination Date in effect on the date of such Extension Request (such Stated Termination Date, if any, being referred to as the "Commitment Expiration Date" with respect to such Objecting Lender) and (iii) if an Issuing Bank shall not have consented to such extension, such Issuing Bank shall be replaced in accordance with Section 2.24(i). If, not less than 30 days and not more than 60 days prior to the Stated Termination Date then in effect, the Required Lenders shall not approve in writing the extension of the Stated Termination Date requested in an Extension Request, the Stated Termination Date shall not be extended pursuant to such Extension Request. The Administrative Agent shall promptly notify (y) the Lenders and each Issuing Bank and the Company of any extension of the Stated Termination Date pursuant to this Section
2.23 and (z) the Company and the Lenders of any Lender which becomes an Objecting Lender and of the failure by an Issuing Bank to consent to any Extension Request.

                  (b) Revolving Credit Advances or participations in LC Disbursements owing to any Objecting Lender on the Commitment Expiration Date with respect to such Lender shall be repaid in full on or before such Commitment Expiration Date.

                  (c) The Borrowers shall have the right, so long as no Event of Default has occurred and is then continuing, upon giving notice to the Administrative Agent and the Objecting Lenders in accordance with Section 2.15, to prepay in full the Revolving Credit Advances and participations in LC Disbursements of the Objecting Lenders, together with accrued interest thereon, any amounts payable pursuant to Sections 2.11, 2.12, 2.16, 2.17, 2.18, 2.20 and 9.4(b) and any accrued and unpaid facility fee or other amounts payable to the Objecting Lenders hereunder and/or, upon giving not less than three Business Days' notice to the Objecting Lenders and the Administrative Agent, to cancel the whole or part of the Commitments of the Objecting Lenders.

                  (d) Notwithstanding the foregoing, if any Lender becomes an Objecting Lender, the Borrower may, at its own expense and in its sole discretion and prior to the then Stated Termination Date, require such Lender to transfer or assign, in whole or in part, without recourse (in accordance with Section 9.7), all or part of its interests, rights and obligations under this Agreement to an Eligible Assignee (provided that the Borrower, with the full cooperation of such Lender, can identify an Eligible Assignee that is ready, willing and able to be an assignee with respect thereto) which shall assume such assigned obligations (which assignee may be another Lender, if such assignee Lender accepts such assignment); provided that (A) the assignee or the Borrower, as the case may be, shall have paid to such Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Advances made by it hereunder and all other amounts owed to it hereunder, including any amounts owing pursuant to Section 9.4(b) and any amounts that would be owing under said Section if such Advances were prepaid on the date of such assignment, and (B) such assignment does not conflict with any law, rule or regulation or order of any governmental authority. Any assignee which becomes a

Lender as a result of such an assignment made pursuant to this paragraph (d) shall be deemed to have consented to the applicable Extension Request and, therefore, shall not be an Objecting Lender.

                  SECTION 2.24. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, each Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time on any Business Day during the period from the date hereof to and including the Termination Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), a Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on the applicable Issuing Bank's standard form in connection with any request for a Letter of Credit, with such modifications thereto as agreed between such Borrower and the applicable Issuing Bank. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $500,000,000 and (ii) the sum of the total Revolving Credit Exposures shall not exceed the total Commitments. Each Issuing Bank will send to the Company and the Administrative Agent immediately upon issuance of any Letter of Credit, an amendment thereto, or any renewal or extension thereof, a true and complete copy of such Letter of Credit, amendment, renewal or extension. Within ten (10) days after the beginning of each month, the Administrative Agent shall give each Lender written notice of all Letters of Credit issued, amended, increased or extended during the preceding month; provided that the failure of the Administrative Agent to so notify each Lender shall not limit or impair the Obligations of the Borrowers with respect thereto or the participation of any Lender in such Letter of Credit as created in clause (d) below.

                  (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Stated Termination Date.

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender's Commitment Percentage of each LC Disbursement made by the applicable Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to any Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If the applicable Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower for whose account such Letter of Credit was issued shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that such Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that such Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.2 that such payment be financed with a Base Rate Advance in an equivalent amount and, to the extent so financed, such Borrower's obligation to make such payment shall be discharged and replaced by the resulting Base Rate Advance. If a Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender's Commitment Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Commitment Percentage of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.19 with respect to Advances made by such Lender (and Section 2.19 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then to such Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of Base Rate Advance as contemplated above) shall not constitute an Advance and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. Each Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, a Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to a Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the applicable Borrower to the extent permitted by applicable law) suffered by a Borrower that are caused by the applicable Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit issued by it comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), the applicable Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower for whose account the relevant Letter of Credit was issued by telephone (confirmed by telecopy) of such demand for payment and whether the applicable Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse the applicable Issuing Bank and the Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If the applicable Issuing Bank shall make any LC Disbursement, then, unless the Borrower for whose account the relevant Letter of Credit was issued shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Advances; provided that, if such Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.11(b) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the applicable Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time (i) in the circumstances provided for in Section 2.23 and
Section 2.25 and (ii) otherwise, by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and any successor Issuing Bank. The Administrative Agent shall notify the Lenders of any additional Issuing Bank and of any such replacement of any Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.8(a)(iii). From and after the effective date the agreement of any Lender to be an additional Issuing Bank and of any such replacement Issuing Bank, (i) such additional Issuing Bank or successor Issuing Bank, as applicable, shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to include such successor Issuing Bank or such additional Issuing Bank, as applicable, and all other or previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower for whose account the relevant Letter of Credit was issued receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Advances has been accelerated, Lenders with LC Exposure representing greater than 66-2/3% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, such Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to such Borrower described in clauses (e) (ii) or (e) (iii) of Section 7.1. Such deposit shall be held by the Administrative Agent in an interest bearing or investment account (subject to investment as provided herein) as collateral for the payment and performance of the obligations of such Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Investments of amounts on deposit in such account shall be made at the option and sole discretion of the Administrative Agent and at such Borrower's risk and expense. Interest, or profits, if any, on any such investments, shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Advances has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 66-2/3% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If a Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived.

                  SECTION 2.25. Replacement of Lenders, Issuing Banks, Etc. If any Lender or any Issuing Bank requests compensation under Sections 2.12, 2.16 or 2.17 or if any Borrower is required to pay any additional amount to any Lender or any Issuing Bank or any Governmental Authority for the account of any Lender or any Issuing Bank pursuant to Section 2.20, or if any Lender suspends the right of any Borrower to elect Eurodollar Rate Advances from such Lender pursuant to Section 2.18, or if any Lender defaults in its obligation to fund Advances hereunder, or any Issuing Bank defaults in its obligation to issue Letters of Credit hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender or such Issuing Bank, as applicable, and the Administrative Agent, in the case of an Issuing Bank, replace such Issuing Bank in accordance with Section 2.24(i), or in the case of a Lender, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.7), all its interests, rights and obligations under this Agreement (other than any outstanding CAF Advances held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances (other than CAF Advances) and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Sections 2.12 , 2.16 or 2.17 or payments required to be made pursuant to Section

2.20, such assignment will result in a reduction in such compensation or payments. A Lender or an Issuing Bank, as applicable, shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or Issuing Bank, as applicable, or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

                                  ARTICLE III

                     CONDITIONS OF EFFECTIVENESS AND LENDING

                  SECTION 3.1. Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective (the "Effective Date") when (i) it shall have been executed by the Company, EPNGC, Tennessee, CGP, the Administrative Agent, the CAF Advance Agent, the Issuing Bank, the Co-Documentation Agents and the Syndication Agent, (ii) the Administrative Agent and the Company either shall have been notified by each Lender and each initial Issuing Bank, as applicable, that such Lender or initial Issuing Bank, as applicable, has executed it or shall have received a counterpart of this Agreement executed by such Lender (or compliance with the forgoing shall have been waived by the Lenders and the applicable Issuing Bank) and (iii) each Lender that has delivered an executed signature page to this Agreement shall have received the amendment fee set forth in the fee letter dated as of June 26, 2002, from J.P. Morgan Securities Inc. and JPMorgan to the Company. Anything in this Agreement to the contrary notwithstanding, if all of the conditions to effectiveness of this Agreement specified in this Section 3.1 shall not have been fulfilled on or before June 27, 2002, this Agreement, and all of the obligations of the Company, the Lenders, the Issuing Bank, the Administrative Agent and the CAF Advance Agent hereunder, shall be terminated on and as of 6:00 P.M. (New York City time) on June 27, 2002 and the Original Agreement shall continue to be in full force and effect without giving effect to any amendment or modification contained herein; provided, however, that as soon as the Administrative Agent determines that all of the conditions to effectiveness of this Agreement specified in this Section 3.1 shall have been fulfilled on or before June 27, 2002, the Administrative Agent shall furnish written notice to the Company, the Lenders and each initial Issuing Bank to the effect that it has so determined, and such notice by the Administrative Agent shall constitute conclusive evidence that this Agreement shall have become effective for all purposes. Notwithstanding the foregoing, the obligations of the Company to pay fees pursuant to Section 2.8 as well as all obligations of the Borrowers pursuant to Section 9.4 shall survive the termination of this Agreement.

                  SECTION 3.2. Conditions Precedent to Initial Advances, Etc. The agreement of each Lender to make the initial Advances to be made by it to the Borrowers hereunder and the agreement of an Issuing Bank to issue its initial Letter of Credit hereunder are subject to (the first date that is on or after June 27, 2002 and upon which all conditions listed in Section 3.2(a) and 3.2(b) are satisfied, the "Closing Date") (a) the occurrence of the Effective Date hereunder and (b) the receipt by the Administrative Agent of the following in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender:

                           (i) Certified copies of the resolutions of the Board of Directors of each of the Company, EPNGC, Tennessee and CGP approving the borrowings contemplated hereby and authorizing the execution of this Agreement and the Notes, and of all documents evidencing other necessary Business Entity action of each of the Company, EPNGC, Tennessee and CGP and governmental approvals to each of the Company, EPNGC, Tennessee and CGP if any, with respect to this Agreement and the Notes.

                           (ii) A certificate of the Secretary or an Assistant Secretary of each of the Company, EPNGC, Tennessee and CGP certifying the names and true signatures of the officers of each of the Company, EPNGC, Tennessee and CGP authorized to sign this Agreement and the other documents to be delivered by it hereunder.

                           (iii) A favorable opinion of the Senior Counsel of the Company, or the Associate General Counsel of the Company, in substantially the form of Exhibit G.

                           (iv) A favorable opinion of Jones, Day, Reavis & Pogue, New York counsel to the Company, EPNGC, Tennessee and CGP, in substantially the form of Exhibit H.

                           (v) A letter from the Process Agent, in substantially the form of Exhibit I, agreeing to act as Process Agent for each of the Company, EPNGC, Tennessee and CGP and to forward forthwith all process received by it to the Company, EPNGC, Tennessee and CGP, as applicable.

                  SECTION 3.3. Conditions Precedent to Initial Advances to Any Borrowing Subsidiary, Etc. The agreement of each Lender to make the initial Advances to be made by it to any Borrowing Subsidiary (other than EPNGC, Tennessee and CGP) and the agreement of each Issuing Bank to issue Letters of Credit hereunder for the account of any Borrowing Subsidiary (other than EPNGC, Tennessee and CGP) are further subject to the Administrative Agent receiving the following, in form and substance satisfactory to the Administrative Agent and (except for the Notes) in sufficient copies for each Lender:

                  (a) A Joinder Agreement executed and delivered by such Borrowing Subsidiary conforming to the requirements hereof.

                  (b) Notes, dated the date such Borrowing Subsidiary executes and delivers its Joinder Agreement, made by such Borrowing Subsidiary to the order of each Lender requesting a Note, respectively.

                  (c) A certificate of the Secretary or an Assistant Secretary of such Borrowing Subsidiary certifying the names and true signature of the officers of such Borrowing Subsidiary authorized to sign the Joinder Agreement and the other documents to be delivered by it hereunder.

                  (d) A favorable opinion of the Senior Counsel or Associate General Counsel of the Company, given upon the express instructions of the Company, in substantially the form of Exhibit K, and as to such other matters as any Lender through the Administrative Agent may reasonably request, with such assumptions, qualifications and exceptions as the Administrative Agent may approve.

                  (e) A favorable opinion of Jones, Day, Reavis & Pogue or other New York counsel to the Company reasonably satisfactory to the Administrative Agent, in substantially the form of Exhibit L, and as to such other matters as any Lender through the Administrative Agent may reasonably request, with such assumptions, qualifications and exceptions as the Administrative Agent may approve.

                  (f) A letter from the Process Agent, in substantially the form of Exhibit I, agreeing to act as Process Agent for such Borrowing Subsidiary, as the case may be, and to forward forthwith all process received by it to such Borrowing Subsidiary.

                  SECTION 3.4. Conditions Precedent to Each Borrowing, Etc. The obligation of each Lender to make an Advance (including the initial Advance, but excluding any continuation or Conversion of an Advance) on the occasion of any Borrowing and the obligation of an Issuing Bank to issue a requested Letter of Credit for the account of any Borrower shall be subject to the conditions precedent that on or before the date of such Borrowing or issuance of such Letter of Credit this Agreement shall have become effective pursuant to Section 3.1 and, before and immediately after giving effect to such Borrowing and to the application of the proceeds therefrom or the issuance of such Letter of Credit, as applicable, the following statements shall be true and correct, and the giving by the applicable Borrower or the Company on such Borrower's behalf of the applicable Notice of Borrowing or notice of request of Letter of Credit and the acceptance by the applicable Borrower of the proceeds of such Borrowing or the acceptance of the issuance of such Letter of Credit shall constitute its representation and warranty that on and as of the date of such Borrowing, before and immediately after giving effect thereto and to the application of the proceeds therefrom, the following statements are true and correct:

                           (i) each representation and warranty contained in
         Section 4.1 is correct in all material respects as though made on and as of such date; and

                           (ii) no event has occurred and is continuing, or would result from such Borrowing, which constitutes an Event of Default or a Default.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.1. Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:

                  (a) The Company is a Business Entity duly formed, validly existing and, if applicable, in good standing under the laws of the State of Delaware. Each Principal Subsidiary is duly organized or formed, validly existing and, if applicable, in good standing in the jurisdiction of its organization or formation. The Company and each Principal Subsidiary possess all applicable Business Entity powers and all other authorizations and licenses necessary to engage in its business and operations as now conducted, the failure to obtain or maintain which would have a Material Adverse Effect.

                  (b) The execution, delivery and performance by each Borrower of this Agreement, each Joinder Agreement, if any, to which it is a party and its Notes (as applicable) are within such Borrower's applicable Business Entity powers, have been duly authorized by all necessary applicable Business Entity action, and do not contravene (A) such Borrower's organizational documents or (B) any law or any material contractual restriction binding on or affecting such Borrower.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Borrower of this Agreement, each Joinder Agreement, if any, to which it is a party or its Notes (as applicable), except those necessary to comply with laws, rules, regulations and orders required in the ordinary course to comply with ongoing obligations of such Borrower under Section 5.1(a) and (b).

                  (d) This Agreement constitutes, its Notes and each Joinder Agreement, if any, to which it is a party (as applicable) when delivered hereunder shall constitute the legal, valid and binding obligations of each Borrower, enforceable against such Borrower in accordance with their respective terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

                  (e) The consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 2001, and the related consolidated statements of income and cash flows of the Company and its consolidated Subsidiaries for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP, independent public accountants, copies of which have been furnished to the Administrative Agent and the Lenders prior to the date hereof, fairly present the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date and the consolidated results of the operations of the Company and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and since December 31, 1999, there has been no material adverse change in such condition or operations. The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of March 31, 2002, and the related consolidated statements of income and cash flows of the Company and its consolidated Subsidiaries for the three months then ended, certified by the chief financial officer of the Company, copies of which have been furnished to the Administrative Agent and the Lenders prior to the date hereof, fairly present the consolidated results of operations of the Company and its consolidated Subsidiaries for the three months then ended, all in accordance with GAAP consistently applied (except as approved by the chief financial officer of the Company and as disclosed therein) and subject to normal year-end audit adjustments.

                  (f) Each of the Company and its Subsidiaries is in compliance with all laws, rules, regulations and orders of any governmental authority applicable to it or its property except where the failure to comply, individually or in the aggregate, would not in the reasonable judgment of the Company be expected to result in a Material Adverse Effect.

                  (g) There is no action, suit or proceeding pending, or to the knowledge of any Borrower threatened, against or involving the Company or any Principal Subsidiary in any court, or before any arbitrator of any kind, or before or by any governmental body, existing as at the Effective Date which in the reasonable judgment of the Company (taking into account the exhaustion of all appeals) would have a Material Adverse Effect, or which purports to affect the legality, validity, binding effect or enforceability of this Agreement or the Notes.

                  (h) The Company and each Principal Subsidiary have duly filed all tax returns required to be filed, and have duly paid and discharged all taxes, assessments and governmental charges upon it or against its properties now due and payable, the failure to file or pay which, as applicable, would have a Material Adverse Effect, unless and to the extent only that the same are being contested in good faith and by appropriate proceedings by the Company or the appropriate Subsidiary.

                  (i) The Company and each Principal Subsidiary have good title to their respective properties and assets, free and clear of all mortgages, liens and encumbrances, except for mortgages, liens and encumbrances (including covenants, restrictions, rights, easements and minor irregularities in title) which do not materially interfere with the business or operations of the Company or such Subsidiary as presently conducted or which are permitted by Section 5.2(a), and except that no representation or warranty is being made with respect to Margin Stock.

                  (j) No Termination Event has occurred or is reasonably expected to occur with respect to any Plan which, with the giving of notice or lapse of time, or both, would constitute an Event of Default under Section 7.1(g).

                  (k) Each Plan has complied with the applicable provisions of ERISA and the Code where the failure to so comply would reasonably be expected to result in an aggregate liability that would exceed 10% of the Net Worth of the Company.

                  (l) The statement of assets and liabilities of each Plan and the statements of changes in fund balance and in financial position, or the statement of changes in net assets available for plan benefits, for the most recent plan year for which an accountant's report with respect to such Plan has been prepared, copies of which report have been furnished to the Administrative Agent, fairly present the financial condition of such Plan as at such date and the results of operations of such Plan for the plan year ended on such date.

                  (m) Neither the Company nor any ERISA Affiliate has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liability (as of the date of determination), would exceed 10% of the Net Worth of the Company.

                  (n) Neither the Company nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization, insolvent or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization, insolvent or to be terminated within the meaning of Title IV of ERISA the effect of which reorganization, insolvency or termination would be the occurrence of an Event of Default under
         Section 7.1(i).

                  (o) No Borrower is an "investment company" or a "company" controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (p) No Borrower is a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (q) The borrowings by the Borrowers under this Agreement and the Notes and the applications of the proceeds thereof as provided herein will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

All representations and warranties made by the Borrowers herein or made in any certificate delivered pursuant hereto shall survive the making of the Advances and the execution and delivery to the Lenders of this Agreement and the Notes.

                                   ARTICLE V

                           COVENANTS OF THE BORROWERS

                  SECTION 5.1. Affirmative Covenants. So long as any amount payable by any Borrower hereunder or under any Note shall remain unpaid, any Lender shall have any Commitment hereunder, any Letter of Credit shall not have expired or terminated or any LC Disbursement shall not have been reimbursed, each Borrower will, unless the Majority Lenders shall otherwise consent in writing:

                  (a) Preservation of Existence, Etc. Preserve and maintain, and, in the case of the Company, cause each Principal Subsidiary to preserve and maintain, its existence, rights (organizational and statutory) and material franchises, except as otherwise permitted by Section

         5.2(d) or 5.2(e) and except that nothing herein shall prevent any change in Business Entity form of the Company or any Principal Subsidiary.

                  (b) Compliance with Laws, Etc. Comply, and, in the case of the Company, cause each Principal Subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders (including all environmental laws and laws requiring payment of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith by appropriate proceedings) the failure to comply with which would have a Material Adverse Effect.

                  (c) Visitation Rights. At any reasonable time and from time to time, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with any of their officers and with their independent certified public accountants.

                  (d) Books and Records. Keep, and, in the case of the Company, cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all its respective financial transactions and the assets and business of the Company and each of its Subsidiaries, as applicable, in accordance with GAAP either (i) consistently applied or (ii) applied in a changed manner provided such change shall have been disclosed to the Administrative Agent and shall have been consented to by the accountants which (as required by Section 5.3(b)) report on the financial statements of the Company and its consolidated Subsidiaries for the fiscal year in which such change shall have occurred.

                  (e) Maintenance of Properties, Etc. Maintain and preserve, and, in the case of the Company, cause each Principal Subsidiary to maintain and preserve, all of its properties which are used in the conduct of its business in good working order and condition, ordinary wear and tear excepted, to the extent that any failure to do so would have a Material Adverse Effect.

                  (f) Maintenance of Insurance. Maintain, and, in the case of the Company, cause each Principal Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates.

                  SECTION 5.2. Negative Covenants. So long as any amount payable by any Borrower hereunder or under any Note shall remain unpaid, any Lender shall have any Commitment hereunder, any Letter of Credit shall not have expired or terminated or any LC Disbursement shall not have been reimbursed, each Borrower will not, unless the Majority Lenders shall otherwise consent in writing:

                  (a) Liens, Etc. (i) Create, assume or suffer to exist, or, in the case of the Company, permit any Principal Subsidiary to create, assume or suffer to exist, any Liens upon or with respect to any of its Equity Interests in any Principal Subsidiary, whether now owned or hereafter acquired, or (ii) create or assume, or, in the case of the Company, permit any Principal Subsidiary to create or assume, any Liens upon or with respect to any other assets material to the consolidated operations of the Company and its consolidated Subsidiaries taken as a whole securing the payment of Indebtedness and Guaranties in an aggregate amount (determined without duplication of amount (so that the amount of a Guaranty will be excluded to the extent the Indebtedness Guaranteed thereby is included in computing such aggregate amount)) exceeding the greater of (x) $300,000,000 and (y) 10% of Net Worth as at the date of such creation or assumption; provided, however, that this subsection (a) shall not apply to:

                           (A) Liens on the Equity Interests in, or Indebtedness
                  or other obligations of, or assets of, any Project Financing Subsidiary (or any Equity Interests in, or Indebtedness or other obligations of, any Business Entity which are directly or indirectly owned by any Project Financing Subsidiary) securing the payment of a Project Financing and related obligations;

                           (B) Liens on (1) assets acquired by the Company or
                  any of its Subsidiaries after February 11, 1992 to the extent that such Liens existed at the time of such acquisition and were not placed thereon by or with the consent of the Company in contemplation of such acquisition and (2) Equity Interests acquired after February 11, 1992 in a Business Entity that has become or becomes a Subsidiary of the Company, or on assets of any such Business Entity, to the extent that such Liens existed at the time of such acquisition and were not placed thereon by or with the consent of the Company in contemplation of such acquisition;

                           (C) Liens created by any Alternate Program or any
                  document executed by any Borrower or any Subsidiary in connection therewith;

                           (D) Liens on Margin Stock;

                           (E) Permitted Liens;

                           (F) Liens arising out of the refinancing, extension,
                  renewal or refunding of any Indebtedness or Guaranty or other obligation secured by any Lien permitted by any of the foregoing clauses of this Section, provided that the principal amount of such Indebtedness or Guaranty or other obligation is not increased (except by the amount of costs reasonably incurred in connection with the issuance thereof) beyond the highest previous amount thereof and such Indebtedness or Guaranty or other obligation is outstanding immediately prior to the refinancing, extension, renewal or refunding and is not secured by any additional assets that would not have been permitted by this Section to secure the Indebtedness or Guaranty or other obligation refinanced, extended, renewed or refunded; and

                           (G) Liens on products and proceeds (including
                  dividend, interest and like payments on, and insurance and condemnation proceeds and rental, lease, licensing and similar proceeds) of, and property evidencing or embodying, or constituting rights or other general intangibles directly relating to or arising out of, and accessions and improvements to, collateral subject to Liens permitted by this Section 5.2(a).

                  (b) Consolidated Debt and Guarantees to Capitalization. Permit the ratio of (A) the sum of (1) the aggregate amount of consolidated Debt of the Company and its consolidated Subsidiaries (without duplication of amount under this clause (A) and determined as to all of the foregoing entities on a consolidated basis) plus (2) the aggregate amount of consolidated Guaranties of the Company and its consolidated Subsidiaries (without duplication of amount under this clause (A) and determined as to all of the foregoing entities on a consolidated basis) to (B) Capitalization of the Company (without duplication and determined as to all of the foregoing entities on a consolidated basis) to exceed 0.7 to 1.0.

                  (c) Debt, Etc. In the case of the Company, permit any of its consolidated Subsidiaries to incur or become liable for any Debt, any Guaranty or any reimbursement obligation with respect to any letter of credit (other than any Project Financing), if, immediately after giving effect to such Debt, Guaranty or reimbursement obligation and the receipt and application of any proceeds thereof or value received in connection therewith, the aggregate amount (determined without duplication of amount) of Debt, Guaranties and letter of credit reimbursement obligations of the Company's consolidated Subsidiaries owing to Persons other than the Company and its consolidated Subsidiaries (other than any Project Financing) would exceed the greater of (x) $600,000,000 and (y) 10% of Net Worth determined as at the date of incurrence or assumption thereof; provided, however, that the following Debt, Guaranties or reimbursement obligations shall be excluded from the application of, and calculation set forth in, this paragraph (c): (A) Debt, Guaranties or reimbursement obligations incurred by (x) Mojave or (y) EPNGC, (B) Debt, Guaranties or reimbursement obligations arising under (x) the EPTPC Facility or (y) this Agreement or the 364-Day Facility, (C) Debt, Guaranties or reimbursement obligations incurred by El Paso Field Services Company up to an amount not to exceed at any time outstanding the tangible net worth of El Paso Field Services Company, provided that such Debt may be guaranteed by the Company, (D) Excluded Acquisition Debt, (E) successive extensions, refinancings or replacements (at the same Subsidiary or at any other consolidated Subsidiary of the Company) of Debt, Guaranties or reimbursement obligations (or commitments in respect thereof) referred to in clauses (A), (B) and (D) above and in an amount not in excess of the amounts so extended, refinanced or replaced (or the amount of commitments in respect thereof) and (F) Debt, Guarantees or reimbursement obligations incurred by Tennessee or CGP pursuant to one or more commercial paper programs allowing for the issuance by Tennessee or CGP of items of commercial paper having maturity dates not later than one year from the dates of their respective issuance provided that such Debt, Guarantees or reimbursement obligations of Tennessee or CGP shall be in an aggregate amount not to exceed at any time the excess of (x) the sum of (1) the aggregate amount of Commitments and (2) the aggregate amount of Commitments as defined in the 364-Day Facility, over (y) the sum of (1) the aggregate amount of Advances, (2) the aggregate amount of Advances, as defined in and outstanding pursuant to, the 364-Day Facility, and
         (3) the aggregate principal amount of commercial paper outstanding from time to time that (I) is issued by the Company and its Subsidiaries (other than Tennessee or CGP) and (II) relies upon credit availability under either this Agreement or the 364-Day Facility for commercial paper liquidity purposes.

                  (d) Sale, Etc. of Assets. Sell, lease or otherwise transfer, or, in the case of the Company, permit any Principal Subsidiary to sell, lease or otherwise transfer, (in either case, whether in one transaction or in a series of transactions) assets constituting all or substantially all of the consolidated assets of the Company and its Principal Subsidiaries taken as a whole, provided that provisions of this subsection (d) shall not apply to:

                           (i) any sale of receivables and related rights
                  pursuant to any Alternate Program;

                           (ii) any Project Financing Subsidiary and the assets
                  thereof;

                           (iii) sales, leases or other transfers of assets or
                  capital stock of any Subsidiary of the Company other than any Principal Subsidiary;

                           (iv) any sale of Margin Stock;

                           (v) any sale of up to 20% of the equity of El Paso
                  Field Services Company in an initial public offering of such Person's Equity Interests;

                           (vi) any sale, lease or other transfer to the Company
                  or any Principal Subsidiary, or to any Business Entity that after giving effect to such transfer will become and be either
                  (A) a Principal Subsidiary in which the Company's direct or indirect equity interest will be at least as great as its direct or indirect equity interest in the transferor immediately prior thereto or (B) a directly or indirectly wholly-owned Principal Subsidiary;

                           (vii) any transfer permitted by Section 5.2(e); and

                           (viii) any transfer to the Company or any of its
                  Subsidiaries of any stock or assets other than FERC regulated assets (or stock or any other equity interest in an entity owning FERC regulated assets) used in the mainline gas transmission business; provided that no Event of Default or Default shall have occurred and be continuing before and immediately after giving effect to such transfer.

                  (e) Mergers, Etc. Merge or consolidate with any Person, or in the case of the Company permit any of its Principal Subsidiaries to merge or consolidate with any Person, except that (i) any Principal Subsidiary may merge or consolidate with (or liquidate into) any other Subsidiary (other than a Project Financing Subsidiary, unless the successor Business Entity is not treated as a Project Financing Subsidiary under this Agreement) or may merge or consolidate with (or liquidate into) the Company, provided that (A) if such Principal Subsidiary merges or consolidates with (or liquidates into) the Company, either (x) the Company shall be the continuing or surviving Business Entity or (y) the continuing or surviving Business Entity is organized under the laws of the United States or a State thereof and unconditionally assumes by agreement all of the performance obligations and payment Obligations of the Company under this Agreement and the Notes and (B) if any such Principal Subsidiary merges or consolidates with (or liquidates into) any other Subsidiary, one or more Business Entities that are Subsidiaries are the continuing or surviving Business Entity (ies) and, if either such Subsidiary is not directly or indirectly wholly-owned by the Company, such merger or consolidation is on an arm's length basis, and (ii) the Company or any Principal Subsidiary may merge or consolidate with any other Business Entity (that is, in addition to the Company or any Subsidiary), provided that
         (A) if the Company merges or consolidates with any such other Business Entity, either (x) the Company is the continuing or surviving Business Entity or (y) the continuing or surviving Business Entity is organized under the laws of the United States or a State thereof and unconditionally assumes by agreement all of the performance obligations and payment Obligations of the Company under this Agreement and the Notes, (B) if any Principal Subsidiary merges or consolidates with any such other Business Entity, the surviving Business Entity is directly or indirectly a wholly-owned Principal Subsidiary of the Company, (C) if either the Company or any Principal Subsidiary merges or consolidates with any such other Business Entity, after giving effect to such merger or consolidation no Event of Default or Default shall have occurred and be continuing and (D) if any Principal Subsidiary which is a party to any merger, consolidation or liquidation permitted by this paragraph (e) is a Borrowing Subsidiary, either (x) such Principal Subsidiary shall be the continuing or surviving Business Entity or (y) the continuing or surviving Business Entity is organized under the laws of the United States or a State thereof and unconditionally assumes by agreement all of the performance obligations and payment Obligations of such Borrowing Subsidiary under this Agreement and the Notes (the Borrowers and the Lenders agreeing that it is their intention that each Business Entity that is a Borrower be organized under the laws of the United States or a State thereof).

                  SECTION 5.3. Reporting Requirements. So long as any amount payable by any Borrower hereunder or under any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will furnish to each Lender in such reasonable quantities as shall from time to time be requested by such Lender:

                  (a) as soon as publicly available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of each of the Company and EPNGC, a consolidated balance sheet of each of the Company and EPNGC and its respective consolidated subsidiaries as of the end of such quarter, and consolidated statements of income and cash flows of each of the Company and EPNGC and its respective consolidated subsidiaries each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified (subject to normal year-end adjustments) as being fairly stated in all material respects by the chief financial officer, controller or treasurer of the Company and accompanied by a certificate of such officer stating (i) whether or not such officer has knowledge of the occurrence of any Event of Default which is continuing hereunder or of any event not theretofore remedied which with notice or lapse of time or both would constitute such an Event of Default and, if so, stating in reasonable detail the facts with respect thereto, (ii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Company is in compliance with the requirements set forth in subsections (b) and (c) of Section 5.2, and
         (iii) a listing of all Principal Subsidiaries and consolidated Subsidiaries of the Company showing the extent of its direct and indirect holdings of their stocks;

                  (b) as soon as publicly available and in any event within 120 days after the end of each fiscal year of each of the Company and EPNGC, a copy of the annual report for such year for each of the Company and EPNGC and its respective consolidated Subsidiaries containing financial statements for such year reported on by nationally recognized independent public accountants acceptable to the Lenders, accompanied by (i) a report signed by said accountants stating that such financial statements have been prepared in accordance with GAAP and (ii) a letter from such accountants stating that in making the investigations necessary for such report they obtained no knowledge, except as specifically stated therein, of any Event of Default which is continuing hereunder or of any event not theretofore remedied which with notice or lapse of time or both would constitute such an Event of Default (which letter may be limited in form, scope and substance to the extent required by applicable accounting rules or guidelines in effect from time to time);

                  (c) within 120 days after the close of each of the Company's fiscal years, a certificate of the chief financial officer, controller or treasurer of the Company stating (i) whether or not he has knowledge of the occurrence of any Event of Default which is continuing hereunder or of any event not theretofore remedied which with notice or lapse of time or both would constitute such an Event of Default and, if so, stating in reasonable detail the facts with respect thereto, (ii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Company is in compliance with the requirements set forth in subsections (b) and (c) of Section 5.2 and
         (iii) a listing of all Principal Subsidiaries and consolidated Subsidiaries of the Company showing the extent of its direct and indirect holdings of their stocks;

                  (d) promptly after the sending or filing thereof, copies of all publicly available reports which the Company or any Principal Subsidiary sends to any of its security holders and copies of all publicly available reports and registration statements which the Company or any Principal Subsidiary files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling security holders;

                  (e) within 10 days after sending or filing thereof, a copy of FERC Form No. 2: Annual Report of Major Natural Gas Companies, sent or filed by the Company to or with the FERC with respect to each fiscal year of the Company;

                  (f) promptly in writing, notice of all litigation and of all proceedings before any governmental or regulatory agencies against or involving the Company or any Principal Subsidiary, except any litigation or proceeding which in the reasonable judgment of the Company (taking into account the exhaustion of all appeals) is not likely to have a material adverse effect on the consolidated financial condition of the Company and its consolidated Subsidiaries taken as a whole;

                  (g) within three Business Days after an executive officer of the Company obtains knowledge of the occurrence of any Event of Default which is continuing or of any event not theretofore remedied which with notice or lapse of time, or both, would constitute an Event of Default, notice of such occurrence together with a detailed statement by a responsible officer of the Company of the steps being taken by the Company or the appropriate Subsidiary to cure the effect of such event;

                  (h) as soon as practicable and in any event (i) within 30 days after the Company or any ERISA Affiliate knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred and (ii) within 10 days after the Company or any ERISA Affiliate knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of the chief financial officer or treasurer of the Company describing such Termination Event and the action, if any, which the Company or such ERISA Affiliate proposes to take with respect thereto;

                  (i) promptly and in any event within two Business Days after receipt thereof by the Company or any ERISA Affiliate, copies of each notice received by the Company or any ERISA Affiliate from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                  (j) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan;

                  (k) promptly and in any event within five Business Days after receipt thereof by the Company or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Company or any ERISA Affiliate concerning (i) the imposition of Withdrawal Liability by a Multiemployer Plan, (ii) the determination that a Multiemployer Plan is, or is expected to be, in reorganization or insolvent within the meaning of Title IV of ERISA, (iii) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (iv) the amount of liability incurred, or expected to be incurred, by the Company or any ERISA Affiliate in connection with any event described in clause (i), (ii) or (iii) above; and

                  (l) as soon as practicable but in any event within 60 days of any notice of request therefor, such other information respecting the financial condition and results of operations of the Company or any Subsidiary of the Company as any Lender through the Administrative Agent may from time to time reasonably request.

                  Each balance sheet and other financial statement furnished pursuant to subsections (a) and (b) of this Section 5.3 shall contain comparative financial information which conforms to the presentation required in Form 10-Q and 10-K, as appropriate, under the Securities Exchange Act of 1934, as amended.

                  SECTION 5.4. Restrictions on Material Subsidiaries. The Company will not, and will not permit any Material Subsidiary, to enter into any agreement or understanding pursuant to which (a) any non-equity interest claim the Company may have against any Material Subsidiary would be subordinate in any manner to the payment of any other obligation of such Material Subsidiary (other than waivers or subordination of subrogation, contribution or similar rights under Guaranties and similar agreements) or (b) by its terms limits or restricts the ability of such Material Subsidiary to make funds available to the Company (whether by dividend or other distribution, by replacement of any inter-company advance or otherwise) if, in any such case referred to in this Section 5.4, there is, at the time any such agreement is entered into, a reasonable likelihood that all such agreements and understandings, considered together, would materially and adversely affect the ability of the Company to meet its obligations as they become due.

                                   ARTICLE VI

                                   GUARANTEES

                  SECTION 6.1. Guarantees. (a) Subject to the provisions of
Section 6.1(b), each Borrower hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment by each other Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations owing by such other Borrower.

                  (b) Anything in this Article VI to the contrary notwithstanding, the maximum liability of each Borrower (other than a Borrower which is guaranteeing the Obligations of its Subsidiaries) under this Article VI shall in no event exceed the amount which can be guaranteed by such Borrowing Subsidiary under applicable federal and state laws relating to the insolvency of debtors.

                  (c) Each Borrower agrees that the Obligations owing by any other Borrower may at any time and from time to time exceed the amount of the liability of such other Borrower under this Article VI without impairing the guarantee of such Borrower under this Article VI or affecting the rights and remedies of the Administrative Agent or any Lender under this Article VI.

                  (d) No payment or payments made by any Borrower or any other Person or received or collected by the Administrative Agent or any Lender from any Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Borrowers under this Article VI which shall, notwithstanding any such payment or payments, continue until the Obligations are paid in full and the Commitments are terminated.

                  (e) Each Borrower agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Article VI, it will notify the Administrative Agent in writing that such payment is made under this Article VI for such purpose.

                  SECTION 6.2. No Subrogation. Notwithstanding any payment or payments made by any Borrower under this Article VI or any set-off or application of funds of such Borrower by the Administrative Agent or any Lender, such Borrower shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against any other Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall such Borrower seek or be entitled to seek any contribution or reimbursement from any other Borrower in respect of payments made by such Borrower hereunder, until all amounts owing to the Administrative Agent and the Lenders by the other Borrowers on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to any Borrower on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Borrower in trust for the Administrative Agent and the Lenders, segregated from other funds of such Borrower, and shall, forthwith upon receipt by such Borrower, be turned over to the Administrative Agent in the exact form received by such Borrower (duly indorsed by such Borrower to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

                  SECTION 6.3. Amendments, etc. with respect to the Obligations; Waiver of Rights. Each Borrower shall remain obligated under this Article VI notwithstanding that, without any reservation of rights against such Borrower, and without notice to or further assent by such Borrower, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement, any Notes and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Majority Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against any Borrower, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the applicable Borrowing Subsidiaries or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the other Borrowers or any such other guarantor or any release of the other Borrowers or such other guarantor shall not relieve such Borrower of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against such Borrower for the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  SECTION 6.4. Guarantee Absolute and Unconditional. Each Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Agreement or acceptance of this Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement; and all dealings between any Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. Each Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the other Borrowers with respect to the Obligations. The guarantee contained in this
Article VI shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of this Agreement, any Note, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Obligations, or of the Borrowers under this Agreement, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Borrower, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any other Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from other Borrowers or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any other Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve any Borrower of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against such Borrower. The guarantees contained in this Article VI shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Borrower and its successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Borrowers under this Agreement shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrowers may be free from any Obligations.

                  SECTION 6.5. Reinstatement. The provisions of this Article VI shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

                  SECTION 7.1. Event of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) Any Borrower shall fail to pay any installment of principal of any of its Advances or Notes or any reimbursement obligations in respect of any LC Disbursements when due, or any interest on any of its Advances or Notes or any other amount payable by it hereunder within five Business Days after the same shall be due; or

                  (b) Any representation or warranty made or deemed made by any Borrower herein or by any Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) Any Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 30 days after written notice thereof shall have been given to such

         Borrower by the Administrative Agent or by any Lender with a copy to the Administrative Agent; or

                  (d) The Company or any Principal Subsidiary shall fail to pay any Debt or Guaranty (excluding Debt incurred pursuant hereto) of the Company or such Principal Subsidiary in an aggregate principal amount of $200,000,000 or more, at such time, or any installment of principal thereof or interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or Guaranty; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate the maturity of such Debt; or any such Debt shall be required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, as a result of either (i) any default under any agreement or instrument relating to any such Debt or (ii) the occurrence of any other event (other than an issuance, sale or other disposition of stock or other assets, or an incurrence or issuance of Indebtedness or other obligations, giving rise to a repayment or prepayment obligation in respect of such Debt) the effect of which would otherwise be to accelerate the maturity of such Debt; provided that, notwithstanding any provision contained in this subsection (d) to the contrary, to the extent that pursuant to the terms of any agreement or instrument relating to any Debt or Guaranty referred to in this subsection (d) (or in the case of any such Guaranty, relating to any obligations Guaranteed thereby), any sale, pledge or disposal of Margin Stock, or utilization of the proceeds of such sale, pledge or disposal, would result in a breach of any covenant contained therein or otherwise give rise to a default or event of default thereunder and/or acceleration of the maturity of the Debt or obligations extended pursuant thereto, or payment pursuant to any Guaranty, and as a result of such terms or of such sale, pledge, disposal, utilization, breach, default, event of default or acceleration or nonpayment under such Guaranty, or the provisions thereof relating thereto, this Agreement or any Advance hereunder would otherwise be subject to the margin requirements or any other restriction under Regulation U issued by the Board of Governors of the Federal Reserve System, then such breach, default, event of default or acceleration, or nonpayment under any Guaranty, shall not constitute a default or Event of Default under this subsection (d); or

                  (e) (i) The Company or any Principal Subsidiary shall (A) generally not pay its debts as such debts become due; or (B) admit in writing its inability to pay its debts generally; or (C) make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted or consented to by the Company or any Principal Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (iii) any such proceeding shall have been instituted against the Company or any Principal Subsidiary and either such proceeding shall not be stayed or dismissed for 60 consecutive days or any of the actions referred to above sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; or (iv) the Company or any Principal Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                  (f) Any judgment or order of any court for the payment of money in excess of $100,000,000 shall be rendered against the Company or any Principal Subsidiary and either

         (i) enforcement proceedings shall have been commenced and are continuing or have been completed by any creditor upon such judgment or order (other than any enforcement proceedings consisting of the mere obtaining and filing of a judgment lien or obtaining of a garnishment or similar order so long as no foreclosure, levy or similar process in respect of such lien, or payment over in respect of such garnishment or similar order, has commenced and is continuing or has been completed) or (ii) there shall be any period of 30 consecutive days during which a stay of execution or of enforcement proceedings (other than those referred to in the parenthesis in clause (i) above) in respect of such judgment or order, by reason of a pending appeal, bonding or otherwise, shall not be in effect; or

                  (g) (i) Any Termination Event with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to the Company by the Administrative Agent, such Termination Event shall still exist; or (ii) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan; or (iii) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization, or is insolvent or is being terminated, within the meaning of Title IV of ERISA; or (iv) any Person shall engage in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, would result in an aggregate liability of the Company or any ERISA Affiliate that would exceed 10% of Net Worth; or

                  (h) Upon completion of, and pursuant to, a transaction, or a series of transactions (which may include prior acquisitions of capital stock of the Company in the open market or otherwise), involving a tender offer (i) a "person" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) other than the Company or a Subsidiary of the Company or any employee benefit plan maintained for employees of the Company and/or any of its Subsidiaries or the trustee therefor, shall have acquired direct or indirect ownership of and paid for in excess of 50% of the outstanding capital stock of the Company entitled to vote in elections for directors of the Company and (ii) at any time before the later of (A) six months after the completion of such tender offer and (B) the next annual meeting of the shareholders of the Company following the completion of such tender offer more than half of the directors of the Company consists of individuals who (1) were not directors before the completion of such tender offer and (2) were not appointed, elected or nominated by the Board of Directors in office prior to the completion of such tender offer (other than any such appointment, election or nomination required or agreed to in connection with, or as a result of, the completion of such tender offer); or

                  (i) Any event of default shall occur under any agreement or instrument relating to or evidencing any Debt now or hereafter existing of the Company or any Principal Subsidiary as the result of any change of control of the Company; or

                  (j) Any of the Guarantees contained in Article VI shall cease, for any reason, to be in full force and effect or any Borrower shall so assert; provided that if, within one Business Day after any Borrower receives notice from the Administrative Agent or otherwise becomes aware that such Guarantee is not in full force and effect, the Company delivers written notice to the Administrative Agent that the applicable Borrower intends to deliver a valid and effective Guarantee, or to reinstate such Guarantee, as soon as possible, then an Event of Default shall not exist pursuant this Section 7.1(j) unless the Company shall fail to deliver or reinstate or cause to be delivered or reinstated a Guarantee of the applicable Borrower having the same economic effect as the Guarantee set forth in Article VI within four Business Days after the delivery of such written notice of intent;

then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Majority Lenders, by notice to the Company, (i) declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the Advances and the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances and the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that if an Event of Default under subsection (e) of this Section 7.1 (except under clause (i)(A) thereof) shall occur, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances and the Notes, all interest thereon and all other amounts payable under this Agreement shall automatically become and be forthwith due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

                                  ARTICLE VIII

               THE ADMINISTRATIVE AGENT AND THE CAF ADVANCE AGENT

                  SECTION 8.1. Authorization and Action. Each Lender and Issuing Bank hereby appoints and authorizes the Administrative Agent and the CAF Advance Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the CAF Advance Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including enforcement of this Agreement or collection of the Notes), the Administrative Agent and the CAF Advance Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent and the CAF Advance Agent shall not be required to take any action which exposes the Administrative Agent or the CAF Advance Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent and the CAF Advance Agent agree to give to each Lender and Issuing Bank prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement.

                  SECTION 8.2. Administrative Agent's and CAF Advance Agent's Reliance, Etc. None of the Administrative Agent, the CAF Advance Agent or any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent and the CAF Advance Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in
Section 9.7; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrowers or to inspect the property (including the books and records) of the Borrowers; (v) shall not be responsible to any Lender or Issuing Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this

Agreement or any other instrument or document furnished pursuant hereto; and
(vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopier, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 8.3. JPMorgan and Affiliates. With respect to its Commitment, the Advances made by it and the Note issued to it, JPMorgan shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent or the CAF Advance Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include JPMorgan in its individual capacity. JPMorgan and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any of its Subsidiaries and any Person who may do business with or own securities of the Company or any of its Subsidiaries, all as if JPMorgan were not the Administrative Agent or the CAF Advance Agent and without any duty to account therefor to the other Lenders.

                  SECTION 8.4. Lender Credit Decision. Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the CAF Advance Agent or any other Lender and based on the financial statements referred to in Section 4.1 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the CAF Advance Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 8.5. Indemnification. The Lenders agree to indemnify the Administrative Agent and the CAF Advance Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective principal amounts of the Advances then outstanding by each of them (or if no Advances are at the time outstanding or if any Notes are held by Persons which are not Lenders, ratably according to the respective amounts of their aggregate Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent or the CAF Advance Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent or the CAF Advance Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or the CAF Advance Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent and the CAF Advance Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent or the CAF Advance Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings, in bankruptcy or insolvency proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent or the CAF Advance Agent is not reimbursed for such expenses by the Borrowers.

                  SECTION 8.6. Successor Administrative Agent and CAF Advance Agent. The Administrative Agent and the CAF Advance Agent may resign at any time by giving written notice thereof to the Lenders, each Issuing Bank and the Company and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent or the CAF Advance Agent. If no successor Administrative Agent or CAF Advance Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative

Agent's or the CAF Advance Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent or CAF Advance Agent, then such retiring Administrative Agent or CAF Advance Agent may, on behalf of the Lenders and each Issuing Bank, appoint a successor Administrative Agent or CAF Advance Agent, which shall be a Lender and a commercial bank organized, or authorized to conduct a banking business, under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent or CAF Advance Agent hereunder by a successor Administrative Agent or CAF Advance Agent, such successor Administrative Agent or CAF Advance Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or CAF Advance Agent, and the retiring Administrative Agent or CAF Advance Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's or CAF Advance Agent's resignation or removal hereunder as Administrative Agent or CAF Advance Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or CAF Advance Agent under this Agreement.

                  SECTION 8.7. Syndication Agent; Co-Documentation Agents. None of the Lenders identified on the cover page or signature pages or in the preamble of this Agreement as a "syndication agent" or "co-documentation agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "syndication agent" or "co-documentation agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.1. Amendments, Etc. An amendment or waiver of any provision of this Agreement or the Notes, or a consent to any departure by any Borrower therefrom, shall be effective against the Lenders and all holders of the Notes if, but only if, it shall be in writing and signed or consented to in writing by the Majority Lenders, and then such a waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by all the Lenders, be effective to: (a) waive any of the conditions specified in Article III, (b) except as contemplated by Sections 2.4, 2.5, 2.23, 2.24(b) and 2.25, increase or extend the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, any Advance or the Notes or any facility fees hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, any Advance or the Notes or any facility fees hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of any Advance or the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Agreement, (f) amend this Section 9.1 or Section 2.21, (g) amend, waive or consent to any departure of any provision in Article VI or (h) except as provided below, release any Borrower from its guarantee in Article VI; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and the CAF Advance Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Administrative Agent or the CAF Advance Agent under this Agreement or any Note; provided, still further, that the guarantee of a Borrower under Article VI shall be released automatically upon (i) the sale by the Company of such Borrower, provided that such sale is permitted under this Agreement, or (ii) such Borrower ceasing to be a Borrower (it being understood that the Company and EPNGC shall never cease to be a Borrower hereunder).

                  SECTION 9.2. Notices, Etc. Except as otherwise provided in
Section 2.2(a), 2.5(d) or 2.15(b), all notices and other communications provided for hereunder shall be in writing (including telecopier and other readable communication) and mailed by certified mail, return receipt requested, telecopied or otherwise transmitted or delivered, if to any Borrower, c/o the Company at El Paso Energy Building, 1001 Louisiana Street, Houston, Texas 77002,
Attention: Executive Vice President and Chief Financial Officer, Telecopier:
(713) 420-4975; if to any Lender or Issuing Bank, at its address set forth in its Administrative Questionnaire; if to the Administrative Agent, at 270 Park Avenue, 21st floor, New York, New York 10017, Attention: Steve Wood, Telecopier:
(212) 270-2519, Telephone: (212) 270-7056; and if to the CAF Advance Agent, at One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention:
Jackie Reid, Telecopier: (212) 552-5777, Telephone: (212) 552-7683; or, as to each party (including each Issuing Bank) and each Borrowing Subsidiary, at such other address as shall be designated by such party (including each Issuing Bank) in a written notice to the other parties. The Administrative Agent will promptly provide to the Company a copy of each Administrative Questionnaire received in connection with this Agreement. All such notices and communications shall, if so mailed, telecopied or otherwise transmitted, be effective when received, if mailed, or when the appropriate answerback or other evidence of receipt is given, if telecopied or otherwise transmitted, respectively. A notice received by the Administrative Agent, the CAF Advance Agent, an Issuing Bank or a Lender by telephone pursuant to Section 2.2(a), 2.5(d) or 2.15(a) shall be effective if the Administrative Agent, Issuing Bank or Lender believes in good faith that it was given by an authorized representative of the applicable Borrower and acts pursuant thereto, notwithstanding the absence of written confirmation or any contradictory provision thereof. Notices and other communications to the Lenders or any Issuing Bank hereunder may be delivered or furnished by email communications pursuant to procedures approved by the Administrative Agent; provided that the forgoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender or Issuing Bank. The Administrative Agent or any Borrower each may, in its discretion, agree to accept notices and other communications to it hereunder by email communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

                  SECTION 9.3. No Waiver; Remedies. No failure on the part of any Lender, any Issuing Bank, the Administrative Agent or the CAF Advance Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any Note preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.4. Costs and Expenses; Indemnity. (a) Each
Borrower agrees to pay on demand (to the extent not reimbursed by any other Borrower) (i) all reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, the Notes and the other documents to be delivered hereunder and the fulfillment or attempted fulfillment of conditions precedent hereunder,
(ii) all reasonable costs and expenses incurred by the Administrative Agent and its Affiliates in initially syndicating all or any portion of the Commitments hereunder, including the related reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent or its Affiliates, travel expenses, duplication and printing costs and courier and postage fees, and excluding any syndication fees paid to other parties joining the syndicate, (iii) all out-of-pocket costs and expenses, if any, incurred by the Administrative Agent, the CAF Advance Agent, each Issuing Bank and the Lenders in connection with the enforcement (whether through negotiations, legal proceedings in bankruptcy or insolvency proceedings, or otherwise) of this Agreement, the Notes, the Letters of Credit and the other documents to be delivered hereunder and thereunder, including the reasonable fees and out-of-pocket expenses of counsel and all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of this Agreement or the Letters of Credit, and (iv) all reasonable out-of-pocket expenses incurred by an Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit.

                  (b) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance or CAF Advance is made by any Borrower to or for the account of a Lender on any day other than the last day of the Interest Period for such Advance, as a result of a prepayment pursuant to Section 2.15 or a Conversion pursuant to Section 2.13(f) or Section 2.14 or due to acceleration of the maturity of the Advances and the Notes pursuant to Section 7.1 or due to any other reason attributable to such Borrower, or if any Borrower shall fail to make a borrowing of Eurodollar Rate Advances or CAF Advances after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, such Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, Conversion or failure to borrow, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

                  (c) Each Borrower agrees to indemnify and hold harmless the Administrative Agent, the CAF Advance Agent, each Issuing Bank and each Lender (to the extent not reimbursed by any other Borrower) from and against any and all claims, damages, liabilities and expenses (including fees and disbursements of counsel) which may be incurred by or asserted against the Administrative Agent, the CAF Advance Agent, such Issuing Bank or such Lender in connection with or arising out of any investigation, litigation, or proceeding (whether or not the Administrative Agent, the CAF Advance Agent, such Issuing Bank or such Lender is party thereto) related to any acquisition or proposed acquisition by the Company, or by any Subsidiary of the Company, of all or any portion of the stock or substantially all the assets of any Person or any use or proposed use of the Advances by any Borrower (excluding any claims, damages, liabilities or expenses incurred by reason of the gross negligence or willful misconduct of the party to be indemnified or its employees or agents, or by reason of any use or disclosure of information relating to any such acquisition or use or proposed use of the proceeds by the party to be indemnified or its employees or agents).

                  SECTION 9.5. Right of Set-Off. Upon the declaration of the Advances and the Notes as due and payable pursuant to the provisions of Section 7.1, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the applicable Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and the Notes of such Borrower held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify the Company after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 9.5 are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

                  SECTION 9.6. Binding Effect. This Agreement shall become effective in accordance with the provisions of Section 3.1, and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent, the CAF Advance Agent, each Issuing Bank and each Lender and their respective successors and assigns (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that no Borrower shall have the right to assign its rights or obligations hereunder or any interest herein in a transaction not permitted by Section 5.2(e) without the prior written consent of all of the Lenders.

                  SECTION 9.7. Assignments and Participations. (a) Each
Lender may assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Advances owing to it and the Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all such Lender's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender being assigned to an assignee pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $15,000,000 (or, if less, the entire Commitment of the assigning Lender) and shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Notes subject to such assignment and a processing and recordation fee of $2,500, and shall send to the Company an executed counterpart of such Assignment and Acceptance. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of each Borrower or the performance or observance by each Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, the CAF Advance Agent, any Issuing Bank, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is (subject to approval in writing by the Company and, if applicable, the Administrative Agent to the extent required by the definition of "Eligible Assignee") an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent and the CAF Advance Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the CAF Advance Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) The Administrative Agent shall maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (which register may be in electronic form) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances and LC Disbursements owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Borrower, the Administrative Agent, the CAF Advance Agent, each Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower, any Issuing Bank or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon the acceptance of any Assignment and Acceptance for recordation in the Register,
Schedule I hereto shall be deemed to be amended to reflect the revised Commitments of the Lenders parties to such Assignment and Acceptance and if any new assignee under this Section 9.7 shall not be a Lender at the time of the assignment it also shall deliver to the Administrative Agent an Administrative Questionnaire.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and as assignee representing that it is an Eligible Assignee, together with any Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit G hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice and its receipt of an executed counterpart of such Assignment and Acceptance, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Notes, if any, new Notes to the order of such Eligible Assignee, if requested, in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, new Notes, if requested, to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes, if any, shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, if any, shall be dated (A) in the case of Notes made by the Company, EPNGC, Tennessee and CGP the Closing Date and (B) in the case of Notes made by any other Borrower, the date such other Borrower executes and delivers its Joinder Agreement, and shall otherwise be in substantially the form of Exhibit A.

                  (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, and the Advances owing to it and the Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Borrowers, the Administrative Agent, the CAF Advance Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) such Lender shall continue to be able to agree to any modification or amendment of this Agreement or any waiver hereunder without the consent, approval or vote of any such participant or group of participants, other than modifications, amendments and waivers which (A) postpone any date fixed for any payment of, or reduce any payment of, principal of or interest on such Lender's Advances or Notes or any facility fees payable under this Agreement, or (B) increase the amount of such Lender's Commitment in a manner which would have the effect of increasing the amount of a participant's participation, or (C) reduce the interest rate payable under this Agreement and such Lender's Notes, or (D) consent to the assignment or the transfer by any Borrower of any of its rights and obligations under the Agreement, and (vi) except as contemplated by the immediately preceding clause (v), no participant shall be deemed to be or to have any of the rights or obligations of a "Lender" hereunder.

                  (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.7, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing for the benefit of the Borrowers to preserve the confidentiality of any confidential information relating to the Borrowers received by it from such Lender in a manner consistent with Section 9.8.

                  (g) Anything in this Agreement to the contrary notwithstanding, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including the Advances owing to it) and the Notes issued to it hereunder in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System (or any successor regulation) and the applicable operating circular of such Federal Reserve Bank.

                  SECTION 9.8. Confidentiality. Each Lender, each Issuing Bank, the Administrative Agent and the CAF Advance Agent (each, a "Party") agrees that it will use its best efforts not to disclose, without the prior consent of the Company (other than to its, or its Affiliate's, employees, auditors, accountants, counsel or other representatives, whether existing at the date of this Agreement or any subsequent time), any information with respect to the Borrowers which is furnished pursuant to this Agreement, provided that any Party may disclose any such information (i) as has become generally available to the public, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such party or to the Board of Governors of the Federal Reserve System or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or regulatory proceeding, (iv) in order to comply with any law, order, regulation or ruling applicable to such party, or (v) to any prospective assignee or participant in connection with any contemplated assignment of any rights or obligations hereunder, or any sale of any participation therein, by such Party pursuant to Section 9.7, if such prospective assignee or participant, as the case may be, executes an agreement with the Company containing provisions substantially similar to those contained in this Section 9.8; provided, however, that the Company acknowledges that the Administrative Agent has disclosed and may continue to disclose such information as the Administrative Agent in its sole discretion determines is appropriate to the Lenders from time to time.

                  SECTION 9.9. Consent to Jurisdiction. (a) Each Borrower hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding by the Administrative Agent, the CAF Advance Agent, any Lender, any Issuing Bank or the holder of any Note in respect of, but only in respect of, any claims or causes of action arising out of or relating to this Agreement or the Notes (such claims and causes of action, collectively, being "Permitted Claims"), and each Borrower hereby irrevocably agrees that all Permitted Claims may be heard and determined in such New York State court or in such Federal court. Each Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any aforementioned court in respect of Permitted Claims. Each Borrower hereby irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent to receive on behalf of such Borrower and its property service of copies of the summons and complaint and any other process which may be served by the Administrative Agent, any Lender or the holder of any Note in any such action or proceeding in any aforementioned court in respect of Permitted Claims. Such service may be made by delivering a copy of such process to the Company by courier and by certified mail (return receipt requested), fees and postage prepaid, both (i) in care of the Process Agent at the Process Agent's above address and (ii) at the Company's address specified pursuant to Section 9.2, and each Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Each Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Nothing in this Section 9.9 (i) shall affect the right of any Lender, the holder of any Note or the Administrative Agent, the CAF Advance Agent or any Issuing Bank to serve legal process in any other manner permitted by law or affect any right otherwise existing of any Lender, the holder of any Note or the Administrative Agent, the CAF Advance Agent or any Issuing Bank to bring any action or proceeding against any Borrower or its property in the courts of other jurisdictions or (ii) shall be deemed to be a general consent to jurisdiction in any particular court or a general waiver of any defense or a consent to jurisdiction of the courts expressly referred to in subsection (a) above in any action or proceeding in respect of any claim or cause of action other than Permitted Claims.

                  SECTION 9.10. GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 9.11. Rate of Interest. It is the intention of the parties hereto that each Lender shall each conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it, then, in that event, notwithstanding anything to the contrary in this Agreement or in the Notes to the order of such Lender, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to such Lender that is contracted for, taken, reserved, charged or received by such Lender hereunder, or under such Notes or otherwise, shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by such Lender on the principal amount of the sums owed to such Lender (or, if all amounts owing to such Lender shall have been paid in full, refunded by such Lender to the applicable Borrower); or (b) in the event that a prepayment of any Advances owed to any Lender is required, then such consideration that constitutes interest under law applicable to such Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for shall be cancelled automatically by such Lender as of the date of such prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of such prepayment obligation (or, if the principal amount of such prepayment obligation shall have been paid in full, refunded by such Lender to the applicable Borrower). To the extent that
Article 5069-1.0001 of the Texas Revised Civil Statutes is relevant to any Lender for the purpose of determining the maximum amount of interest allowed by applicable law, such Lender hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to such Lender's right subsequently to change such method in accordance with applicable law. In no event, however, shall Chapter 346 of the Texas Finance Code apply to this Agreement or the Notes or the transactions contemplated hereby.

                  SECTION 9.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery to the Administrative Agent of a counterpart executed by a Lender shall constitute delivery of such counterpart to all of the Lenders. This Agreement may be delivered by facsimile transmission of the relevant signature pages hereof.

                  SECTION 9.13. Continuing Effect. The Original Agreement, as amended and restated hereby, continues in full force and effect as so amended and restated.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.


                                     EL PASO CORPORATION


                                     By: /s/ John Hopper
                                         ---------------------------------------
                                     Name:   John Hopper
                                     Title:  Vice President and Treasurer


                                     EL PASO NATURAL GAS COMPANY


                                     By: /s/ Greg G. Gruber
                                         ---------------------------------------
                                     Name:   Greg G. Gruber
                                     Title:  Senior Vice President, Chief
                                             Financial Officer and Treasurer

                                     TENNESSEE GAS PIPELINE COMPANY


                                     By: /s/ Greg G. Gruber
                                         ---------------------------------------
                                     Name:   Greg G. Gruber
                                     Title:  Senior Vice President, Chief
                                             Financial Officer and Treasurer

                                     EL PASO CGP COMPANY


                                     By: /s/ John Hopper
                                        ----------------------------------------
                                     Name:   John Hopper
                                     Title:  Vice President and Treasurer

                                     JP MORGAN CHASE BANK, as
                                     Administrative Agent, CAF Advance
                                     Agent, an Issuing Bank and a Lender


                                     By: /s/ Steven Wood
                                         ---------------------------------------
                                     Name:   Steven Wood
                                     Title:  Vice President

                                     CITIBANK, N.A., as Co-Documentation Agent and a Lender


                                     By: /s/ Michael W. Nepveux
                                         ---------------------------------------
                                     Name:   Michael W. Nepveux
                                     Title:  Attorney-in-Fact



                                Signature Page 1

                                    ABN AMRO BANK N.V., as Co-Documentation
                                    Agent and a Lender


                                    By: /s/ Stuart W. Murray
                                        ----------------------------------------
                                    Name:   Stuart W. Murray
                                    Title:  Group Vice President


                                    By: /s/ Jeffrey White
                                        ----------------------------------------
                                    Name:   Jeffrey G. White
                                    Title:  Vice President

                                    BANK OF AMERICA, N.A., as Syndication
                                    Agent and a Lender


                                    By: /s/ Ronald E. McKaig
                                        ----------------------------------------
                                    Name:   Ronald E. McKaig
                                    Title:  Managing Director


                                    BANCA DI ROMA - CHICAGO BRANCH, as a Lender


                                    By: /s/ Aurora Pensa
                                        ----------------------------------------
                                    Name:   Aurora Pensa
                                    Title:  Vice President

                                    By: /s/ Enrico Verdoscia
                                        ----------------------------------------
                                    Name:   Enrico Verdoscia
                                    Title:  Senior Vice President


                                    THE BANK OF TOKYO-MITSUBISHI,
                                    LTD HOUSTON AGENCY, as a Lender


                                    By: /s/ John McGhee
                                        ----------------------------------------
                                    Name:   John McGhee
                                    Title:  Vice President and Manager



                                Signature Page 2

                                    BNP PARIBAS, as a Lender


                                    By: /s/ L. Robinson
                                        ----------------------------------------
                                    Name:   L. Robinson
                                    Title:


                                    By: /s/ Mark A. Cox
                                        ----------------------------------------
                                    Name:   Mark A. Cox
                                    Title:  Director


                                    BAYERISCHE LANDESBANK GIROZENTRALE,
                                    CAYMAN ISLANDS BRANCH, as a Lender


                                    By: /s/ Peter Obermann
                                        ----------------------------------------
                                    Name:   Peter Obermann
                                    Title:  Senior Vice President


                                    By: /s/ James H. Boyle
                                        ----------------------------------------
                                    Name:   James H. Boyle
                                    Title:  Vice President


                                    COMMERZBANK AG, NEW YORK AND
                                    GRAND CAYMAN BRANCHES, as a Lender


                                    By: /s/ Harry P. Yersey
                                        ----------------------------------------
                                    Name:   Harry P. Yersey
                                    Title:  Senior Vice President & Manager

                                    By: /s/ W. David Suttles
                                        ----------------------------------------
                                    Name:   W. David Suttles
                                    Title:  Vice President

                                    CREDIT SUISSE FIRST BOSTON, as a Lender


                                    By: /s/ James P. Morgan
                                        ----------------------------------------
                                    Name:   James P. Morgan
                                    Title:  Director

                                    By: /s/ David M. Koczan
                                        ----------------------------------------
                                    Name:   David M. Koczan
                                    Title:  Associate


                                Signature Page 3

                                    DEUTSCHE BANK AG NEW YORK BRANCH, as a
                                    Lender


                                    By: /s/ Joel Makowsky
                                        ----------------------------------------
                                    Name:   Joel Makowsky
                                    Title:  Vice President

                                    By: /s/ Hans C. Narberhaus
                                        ----------------------------------------
                                    Name:   Hans C. Narberhaus
                                    Title:  Vice President


                                    BAYERISCHE HYPO - UND VEREINSBANK AG, NEW
                                    YORK BRANCH, as a Lender


                                    By: /s/ Steven Atwell
                                        ----------------------------------------
                                    Name:   Steven Atwell
                                    Title:  Director

                                    By: /s/ Shannon Butchman
                                        ----------------------------------------
                                    Name:   Shannon Butchman
                                    Title:  Director


                                    MIZUHO CORPORATE BANK, LTD., as a Lender


                                    By: /s/ Toru Maeda
                                        ----------------------------------------
                                    Name:   Toru Maeda
                                    Title:  General Manager


                                    KBC BANK N.V., as a Lender


                                    By: /s/ Jean-Pierre Diels
                                        ----------------------------------------
                                    Name:   Jean-Pierre Diels
                                    Title:  First Vice President

                                    By: /s/ Eric Raskin
                                        ----------------------------------------
                                    Name:   Eric Raskin
                                    Title:  Vice President



                                Signature Page 4

                                    NATIONAL WESTMINISTER BANK PLC, NEW YORK
                                    BRANCH, as a Lender


                                    By: /s/ Keith Johnson
                                        ----------------------------------------
                                    Name:   Keith Johnson
                                    Title:  Senior Vice President

                                    SOCIETE GENERALE, as a Lender


                                    By: /s/ J. Douglas McMurrey Jr.
                                        ----------------------------------------
                                    Name:   J. Douglas McMurrey Jr.
                                    Title:  Managing Director


                                    AMSOUTH BANK, as a Lender


                                    By: /s/ David A. Simmons
                                        ----------------------------------------
                                    Name:   David A. Simmons
                                    Title:  Senior Vice President


                                    AUSTRALIA AND NEW ZEALAND BANKING GROUP
                                    LIMITED, as a Lender


                                    By: /s/ Scott McInnis
                                        ----------------------------------------
                                    Name:   Scott McInnis
                                    Title:  Head of Global Structured
                                            Finance-Americas


                                Signature Page 5

                                    THE BANK OF NEW YORK, as a Lender


                                    By: /s/ Peter Keller
                                        ----------------------------------------
                                    Name:   Peter Keller
                                    Title:  Vice President


                                    THE BANK OF NOVA SCOTIA, as a Lender


                                    By: /s/ N. Bell
                                        ----------------------------------------
                                    Name:   N. Bell
                                    Title:  Senior Manager


                                    BANK ONE, NA (MAIN OFFICE CHICAGO), as a
                                    Lender


                                    By: /s/ Helena Carr
                                        ----------------------------------------
                                    Name:   Helena Carr
                                    Title:  First Vice President


                                    BARCLAYS BANK, as a Lender


                                    By: /s/ Nicholas A. Bell
                                        ----------------------------------------
                                    Name:   Nicholas A. Bell
                                    Title:  Director

                                    CREDIT AGRICOLE INDOSUEZ, as a Lender


                                    By: /s/ Michael D. Willis
                                        ----------------------------------------
                                    Name:   Michael D. Willis
                                    Title:  Vice President

                                    By: /s/ Michael R. Quiray
                                        ----------------------------------------
                                    Name:   Michael D. Quiray
                                    Title:  Vice President


                                Signature Page 6

                                    CREDIT LYONNAIS NEW YORK BRANCH, as a
                                    Lender


                                    By: /s/ illegible
                                        ----------------------------------------
                                    Name:
                                    Title:


                                    ARAB BANK PLC, as a Lender


                                    By: /s/ John Korthuis
                                        ----------------------------------------
                                    Name:   John Korthuis
                                    Title:  Vice President


                                    INTESABCI-LOS ANGELES FOREIGN BRANCH, as a
                                    Lender


                                    By: /s/ C. Dougherty
                                        ----------------------------------------
                                    Name:   C. Dougherty
                                    Title:  Vice President


                                    By: /s/ Frank Maffei
                                        ----------------------------------------
                                    Name:   Frank Maffei
                                    Title:  Vice President


                                    WACHOVIA BANK NATIONAL ASSOCIATION
                                    (Successor by merger to First Union
                                    National Bank), as a Lender


                                    By: /s/ Robert R. Wetteroff
                                        ----------------------------------------
                                    Name:   Robert R. Wetteroff
                                    Title:  Senior Vice President


                                    FLEET NATIONAL BANK, as a Lender


                                    By: /s/ Daniel S. Schechling
                                        ----------------------------------------
                                    Name:   Daniel S. Schechling
                                    Title:  Director


                                    SOUTHWEST BANK OF TEXAS, N.A., as a Lender


                                    By: /s/ W. Bryan Chapman
                                        ----------------------------------------
                                    Name:   W. Bryan Chapman
                                    Title:  Vice President, Energy Lending



                                Signature Page 7

                                    MELLON BANK, N.A.,  as a Lender


                                    By: /s/ Roger E. Howard
                                        ----------------------------------------
                                    Name:   Roger E. Howard
                                    Title:  Vice President


                                    NATIONAL AUSTRALIA BANK LTD., as a Lender


                                    By: /s/ Mike Lorusso
                                        ----------------------------------------
                                    Name:   Mile Lorusso
                                    Title:  Head of Energy Finanane, U.S.


                                    THE NORINCHUKIN BANK, NEW YORK BRANCH, as a Lender


                                    By: /s/ Toshiyuki Futaoka
                                        ----------------------------------------
                                    Name:   Toshiyuki Futaoka
                                    Title:  Joint General Manager

                                    SUMITOMO MITSUI BANKING CORPORATION, as a
                                    Lender


                                    By: /s/ Leo E. Pagarigan
                                        ----------------------------------------
                                    Name:   Leo E. Pagarigan
                                    Title:  Senior Vice President


                                    SUNTRUST BANKS, INC., as a Lender


                                    By: /s/ Joseph M. McCreay
                                        ----------------------------------------
                                    Name:   Joseph M. McCreay
                                    Title:


                                    TORONTO DOMINION (TEXAS), INC., as a Lender


                                    By: /s/ Carolyn R. Faeth
                                        ----------------------------------------
                                    Name:   Carolyn R. Faeth
                                    Title:  Vice President



                                Signature Page 8

                                    WELLS FARGO BANK, as a Lender


                                    By: /s/ Paul A. Sautras
                                        ----------------------------------------
                                    Name:   Paul A. Sautras
                                    Title:  Vice President


                                    WESTDEUTSCHE LANDESBANK GIROZENTRALE, as a
                                    Lender


                                    By: /s/ Jeffrey S. Davidson
                                        ----------------------------------------
                                    Name:   Jeffrey S. Davidson
                                    Title:  Associate Director


                                    By: /s/ Paul Verdi
                                        ----------------------------------------
                                    Name:   Paul Verdi
                                    Title:  Associate Director


                                    DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN
                                    BRANCHES, as a Lender


                                    By: /s/ Brian Smith
                                        ----------------------------------------
                                    Name:   Brian Smith
                                    Title:  Director


                                    By: /s/ Gill C. Schor
                                        ----------------------------------------
                                    Name:   Gill C. Schor
                                    Title:  Associate


                                    BANCO BILBAO VIZCAYA ARGENTARIA, as a
                                    Lender


                                    By: /s/ Jay Levit
                                        ----------------------------------------
                                    Name:   Jay Levit
                                    Title:  Vice President


                                    By: /s/ Miguel A. Lara
                                        ----------------------------------------
                                    Name:   Miguel A. Lara
                                    Title:  Vice President
                                            Global Corporate Banking


                                    UFJ BANK LIMITED, as a Lender


                                    By: /s/ Clyde Rackford
                                        ----------------------------------------
                                    Name:   Clyde Rackford
                                    Title:  Senior Vice President


                                Signature Page 9

                                    ING CAPITAL LLC, as Lender


                                    By: /s/ Clara B. Alvarez
                                        ----------------------------------------
                                    Name:   Clara B. Alvarez
                                    Title:  Vice President


                                    By: /s/ Stephen E. Fischer
                                        ----------------------------------------
                                    Name:   Stephen E. Fischer
                                    Title:  Managing Director


                                    NATEXIS BANQUES POPULAIRES, as a Lender


                                    By: /s/ Daniel Payer
                                        ----------------------------------------
                                    Name:   Daniel Payer
                                    Title:  Vice President


                                    By: /s/ Louis P. Laville, III
                                        ----------------------------------------
                                    Name:   Louis P. Laville, III
                                    Title:  Vice President and Group Manager


                                Signature Page 10

                                                                      SCHEDULE I


                                   COMMITMENTS



Name and Address of Lender                                                   Amount of Commitment
--------------------------                                                   --------------------


JPMorgan Chase Bank                                                             $58,750,000.02

Citibank, N.A.                                                                  $38,750,000.00

ABN AMRO Bank N.V.                                                              $38,750,000.00

Bank of America, N.A.                                                           $38,750,000.00

Banca di Roma - Chicago Branch                                                  $13,333,333.33

The Bank of Tokyo-Mitsubishi, Ltd Houston
Agency                                                                          $20,000,000.00

BNP Paribas                                                                     $30,000,000.00

Bayerische Landesbank Girozentrale, Cayman                                      $13,333,333.33

Commerzbank AG, New York and Grand
Cayman Branches                                                                 $20,000,000.00

Credit Suisse First Boston                                                      $41,666,666.67

Deutsche Bank AG New York Branch                                                $30,000,000.00

Bayerische Hypo - und Vereinsbank AG, New
York Branch                                                                     $30,000,000.00

Mizuho Corporate Bank, Ltd.                                                     $63,333,333.33

KBC Bank N.V.                                                                   $30,000,000.00

Name and Address of Lender                                                   Amount of Commitment
--------------------------                                                   --------------------


National Westminister Bank Plc                                                  $30,000,000.00

Societe Generale                                                                $30,000,000.00

AmSouth Bank                                                                    $10,000,000.00

Australia and New Zealand Banking Group
Limited                                                                         $13,333,333.33

The Bank of New York                                                            $30,000,000.00

Bank of Nova Scotia                                                             $30,000,000.00

Bank One, NA (Main Office Chicago)                                              $30,000,000.00

Barclays Bank                                                                   $20,000,000.00

Credit Agricole Indosuez                                                        $13,333,333.33

Credit Lyonnais New York Branch                                                 $30,000,000.00

Arab Bank Plc.                                                                  $8,000,000.00

IntesaBci                                                                       $16,666,666.68

Wachovia Bank National Association                                              $30,000,000.00

Fleet National Bank                                                             $20,000,000.00

ING Capital LLC                                                                 $13,333,333.33

UFJ Bank Limited                                                                $20,000,000.00

Mellon Bank, N.A.                                                               $30,000,000.00

Name and Address of Lender                                                   Amount of Commitment
--------------------------                                                   --------------------


National Australia Bank Ltd.                                                    $13,333,333.33

The Norinchukin Bank, New York Branch                                           $20,000,000.00

Sumitomo Mitsui Banking Corporation                                             $20,000,000.00

SunTrust Banks, Inc.                                                            $20,000,000.00

Toronto Dominion (Texas), Inc.                                                  $10,000,000.00

Wells Fargo Bank                                                                $16,666,666.66

Westdeutsche Landesbank Girozentrale                                            $20,000,000.00

Dresdner Bank AG, New York and Grand                                            $13,333,333.33
Cayman Branches

Banco Bilbao Vizcayz Argentaria                                                 $13,333,333.33

Natexis Banques Populaires                                                      $7,000,000.00

Southwest Bank of Texas                                                         $5,000,000.00

                                                                       EXHIBIT A




                                     FORM OF
                                      NOTE

$_____                                                        New York, New York
                                                                   June __, 2002

         FOR VALUE RECEIVED, the undersigned, ___________________, a ________ corporation (the "Borrower"), hereby unconditionally promises to pay to the order of ________(the "Lender") at the office of JPMorgan Chase Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in same day funds, on the Termination Date (or if the Lender is an Objecting Lender, the Commitment Expiration Date applicable to the Lender) the principal amount of (a) ________DOLLARS ($_____), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Advances made by the Lender to the Borrower pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

         The holder of this Note is authorized to, and prior to any transfer hereof shall, endorse on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Advance made pursuant to subsection 2.1 of the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Rate Advances, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Revolving Credit Advance.

         This Note (a) is one of the Notes referred to in the Amended and Restated $1,000,000,000 3-Year Revolving Credit and Competitive Advance Facility Agreement, dated as of June 27, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among El Paso Corporation, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, El Paso CGP Company, the Lender, the other banks and financial institutions from time to time parties thereto, JPMorgan Chase Bank, as Administrative Agent, CAF Advance Agent and Issuing Bank, Citibank, N.A. and ABN AMRO Bank N.V., as Co-Documentation Agents, and Bank of America, N.A., as Syndication Agent (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

         Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind except those expressly required under the Credit Agreement.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                                     [BORROWER]



                                                     By:
                                                         -----------------------
                                                     Title:

                                                              Schedule A to Note

           ADVANCES, CONVERSIONS AND REPAYMENTS OF BASE RATE ADVANCES


                                                                           Amount of Base Rate
                                    Amount        Amount of Principal of   Advances Converted to     Unpaid Principal
        Amount of Base Rate      Converted to       Base Rate Advances        Eurodollar Rate      Balance of Base Rate    Notation
Date         Advances         Base Rate Advances          Repaid                 Advances                Advances          Made By
----    -------------------   ------------------  ----------------------   ---------------------   --------------------    --------

        -------------------   ------------------  ----------------------   ---------------------   --------------------    --------



        -------------------   ------------------  ----------------------   ---------------------   --------------------    --------


        -------------------   ------------------  ----------------------   ---------------------   --------------------    --------


        -------------------   ------------------  ----------------------   ---------------------   --------------------    --------


        -------------------   ------------------  ----------------------   ---------------------   --------------------    --------


        -------------------   ------------------  ----------------------   ---------------------   --------------------    --------

                                                              Schedule B to Note


ADVANCES, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR RATE ADVANCES


                                                                                     Amount of Eurodollar  Unpaid Principal
         Amount of      Amount Converted   Interest Period and  Amount of Principal    Rate Advances        Balance of
      Eurodollar Rate  to Eurodollar Rate Eurodollar Rate with   of Eurodollar Rate  Converted to Base    Eurodollar Rate   Notation
Date     Advances           Advances         Respect Thereto      Advances Repaid      Rate Advances         Advances       Made By
----  ---------------  ------------------ --------------------  ------------------- --------------------  ----------------  --------


      ---------------  ------------------ --------------------  ------------------- --------------------  ----------------  --------


      ---------------  ------------------ --------------------  ------------------- --------------------  ----------------  --------


      ---------------  ------------------ --------------------  ------------------- --------------------  ----------------  --------


      ---------------  ------------------ --------------------  ------------------- --------------------  ----------------  --------


      ---------------  ------------------ --------------------  ------------------- --------------------  ----------------  --------


      ---------------  ------------------ --------------------  ------------------- --------------------  ----------------  --------


      ---------------  ------------------ --------------------  ------------------- --------------------  ----------------  --------


      ---------------  ------------------ --------------------  ------------------- --------------------  ----------------  --------

                                                                       EXHIBIT B

                                     FORM OF
                               NOTICE OF BORROWING


JPMorgan Chase Bank, as Administrative Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
270 Park Avenue
New York, New York 10017                                                  [Date]


Attention:  El Paso Corporation

Ladies and Gentlemen:

                  The undersigned, EL PASO CORPORATION, refers to the Amended and Restated $1,000,000,000 3-Year Revolving Credit and Competitive Advance Facility Agreement, dated as of June 27, 2002 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, El Paso CGP Company, certain Lenders parties thereto, JPMorgan Chase Bank, as Administrative Agent, CAF Advance Agent for said Lenders and Issuing Bank, Citibank, N.A. and ABN AMRO Bank N.V., as Co-Documentation Agents, and Bank of America, N.A., as Syndication Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.2(a) of the Credit Agreement:

                  (i) The Borrower for the Proposed Borrowing is ______________.

                  (ii) The Business Day of the Proposed Borrowing is ___________, 200_.

                  (iii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

                  (iv) The aggregate amount of the Proposed Borrowing is $__________.

                  (v) The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is [______ month[s]].

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing, before and immediately after giving effect thereto and to the application of the proceed therefrom:

                  (A) each representation and warranty contained in Section 4.1 is correct in all material respects as though made on and as of such date; and

                  (B) no event has occurred and is continuing, or would result from such Proposed Borrowing, which constitutes an Event of Default or Default.

                                             Very truly yours,

                                             EL PASO CORPORATION



                                             By:
                                                 -------------------------------
                                                 Title:

                                                                       EXHIBIT C



                                     FORM OF
                               CAF ADVANCE REQUEST

                                                                          [Date]

JPMorgan Chase Bank, as CAF Advance Agent
270 Park Avenue
New York, New York 10017

                  Reference is made to the Amended and Restated $1,000,000,000 3-Year Revolving Credit and Competitive Advance Facility Agreement, dated as of June 27, 2002, among El Paso Corporation, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, El Paso CGP Company, certain Lenders parties thereto, JPMorgan Chase Bank, as Administrative Agent, CAF Advance Agent and Issuing Bank, Citibank, N.A. and ABN AMRO Bank N.V., as Co-Documentation Agents, and Bank of America, N.A., as Syndication Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  This is a [Fixed Rate] [LIBO Rate] CAF Advance Request* pursuant to Section 2.5 of the Credit Agreement requesting quotes for the following CAF Advances:

                                                Loan 1                   Loan 2                 Loan 3
                                                ------                   ------                 ------
Aggregate Principal Amount                    $                       $                       $
                                               ----------              ----------              ---------
CAF Advance Date

Maturity Date

Interest Payment Dates



                                                  Very truly yours,

                                                  [Borrower]


                                                  By:
                                                      --------------------------
                                                        Name:
                                                        Title:


----------

* Pursuant to the Credit Agreement, a CAF Advance Request may be transmitted in writing, by telecopy, or by telephone, immediately confirmed by telecopy. In any case, a CAF Advance Request shall contain the information specified in the second paragraph of this form.

                                                                       EXHIBIT D

                                     FORM OF

                                CAF ADVANCE OFFER

                                                                          [Date]

JPMorgan Chase Bank, as CAF Advance Agent
270 Park Avenue
New York, New York 10017

                  Reference is made to the Amended and Restated $1,000,000,000 3-Year Day Revolving Credit and Competitive Advance Facility Agreement, dated as of June 27, 2002, among El Paso Corporation, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, El Paso CGP Company, certain Lenders parties thereto, JPMorgan Chase Bank, as Administrative Agent, CAF Advance Agent and Issuing Bank, Citibank, N.A. and ABN AMRO Bank N.V., as Co-Documentation Agents, and Bank of America, N.A., as Syndication Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  In accordance with Section 2.5 of the Credit Agreement, the undersigned Lender offers to make CAF Advances thereunder in the following amounts with the following maturity dates:


CAF Advance Date:                    , 200             Aggregate Maximum Amount: $
                           ----------     --                                      ---------

Maturity Date 1:                                       Maximum Amount: $
                                                                        ----------
               , 200                                   $         offered at        *
     ----------     --                                  --------            -------
                                                       $         offered at        *
                                                        --------            -------

Maturity Date 2:                                       Maximum Amount: $
                                                                        ----------
               , 200                                   $         offered at        *
     ----------     --                                  --------            -------
                                                       $         offered at        *
                                                        --------            -------

Maturity Date 3:                                       Maximum Amount: $
                                                                        ----------
               , 200                                   $         offered at        *
     ----------     --                                  --------            -------
                                                       $         offered at        *
                                                        --------            -------

----------

* Insert the interest rate offered for the specified CAF Advance. In the case of LIBO Rate CAF Advances, insert a margin bid. In the case of Fixed Rate CAF Advances, insert a fixed rate bid.

                                             Very truly yours,

                                             [NAME OF CAF ADVANCE LENDER]

                                             By:
                                                  ------------------------------
                                                  Name:
                                                  Title:
                                                  Telephone No.:
                                                  Telecopy No.:

                                                                       EXHIBIT E

                                     FORM OF
                            CAF ADVANCE CONFIRMATION

                                                                          [Date]

JPMorgan Chase Bank, as CAF Advance Agent
270 Park Avenue
New York, New York  10017

                  Reference is made to the Amended and Restated $1,000,000,000 3-Year Revolving Credit and Competitive Advance Facility Agreement, dated as of June 27, 2002, among El Paso Corporation, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, El Paso CGP Company, certain Lenders parties thereto, JPMorgan Chase Bank, as Administrative Agent, CAF Advance Agent and Issuing Bank, Citibank, N.A. and ABN AMRO Bank N.V., as Co-Documentation Agents, and Bank of America, N.A., as Syndication Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  In accordance with Section 2.5(d) of the Credit Agreement, the undersigned accepts and confirms the offers by the CAF Advance Lender(s) to make CAF Advances to the undersigned on _____, ___[date of CAF Advance Borrowing] under Section 2.5(d) in the (respective) amount(s) set forth on the attached list of CAF Advances offered.

                                                     Very truly yours,

                                                     [Borrower]


                                                     By
                                                         -----------------------
                                                         Name:
                                                         Title:

[The Borrower must attach CAF Advance offer list prepared by the CAF Advance Agent with accepted amount entered by the Borrower to the right of each CAF Advance offer].

                                                                       EXHIBIT F


                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

                            Dated _____________, ____


                  Reference is made to the Amended and Restated $1,000,000,000 3-Year Revolving Credit and Competitive Advance Facility Agreement, dated as of June 27, 2002 (as the same may be amended or otherwise modified from time to time, the "Credit Agreement") among EL PASO CORPORATION, a Delaware corporation (the "Company"), EL PASO NATURAL GAS COMPANY, a Delaware corporation, TENNESSEE GAS PIPELINE COMPANY, a Delaware corporation, EL PASO CGP COMPANY, a Delaware corporation, the Lenders (as defined in the Credit Agreement), JPMorgan Chase Bank, as administrative agent (the "Administrative Agent") and as CAF Advance Agent (the "CAF Advance Agent") for the Lenders and as Issuing Bank, Citibank, N.A. and ABN AMRO Bank N.V., as Co-Documentation Agents, and Bank of America, N.A., as Syndication Agent. Terms defined in the Credit Agreement are used herein with the same meaning.

                  _____________ (the "Assignor") and ____________ (the
"Assignee") agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified on
Schedule 1 of all outstanding rights and obligations under the Credit Agreement, including, without limitation, such interest in the Assignor's Commitment, the Advances and LC Disbursements owing to the Assignor, the participation in Letters of Credit and the Notes held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth in Section 2 of Schedule 1.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of each Borrower or the performance or observance by each Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes referred to in paragraph 1 above and requests that the Administrative Agent exchange such Notes for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent and CAF Advance Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent and CAF Advance Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (vi) specifies as its address for notices the address set forth in the Administrative Questionnaire delivered to the Administrative Agent on or before the date hereof [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty]*.

                  4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto (the "Effective Date").

                  5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

----------

* If the Assignee is organized under the laws of a jurisdiction outside the United States.

                                   Schedule 1
                                       to
                            Assignment and Acceptance
                              Dated _________, ____

Section 1.

         Percentage Interest:                                                                  %
                                                                                         ------
Section 2.

         Assignee's Commitment                                         :                $
         Aggregate Outstanding Principal                                                 ------
           Amount of Advances owing to the Assignee:                            $
         Note payable to the order of the Assignee                               ------

                                                                       Dated:           ,
                                                                                --------  ----

                                                     Principal amount:                  $
                                                                                         ------
         Note payable to the order of the Assignor

                                                                       Dated:           ,
                                                                                --------  ----

                                                     Principal amount:                  $
                                                                                         ------

Section 3.

         Effective Date*:                                                               ,
                                                                                --------  ----



[NAME OF ASSIGNEE]                                [NAME OF ASSIGNOR]


By:                                               By:
    --------------------                              --------------------------
    Title:                                            Title:


----------

* This date should be no earlier than the date of acceptance by the Administrative Agent.



                                  Schedule 1-1

Consented to:

EL PASO CORPORATION                             JPMORGAN CHASE BANK, as
                                                     Administrative Agent


By:                                             By:
    --------------------------                      ----------------------------
    Title:                                          Title:


                                  Schedule 1-2

Accepted this __ day
of __________, ___



JPMORGAN CHASE BANK, as
  Administrative Agent



By:
    ------------------------------
    Title:


                                  Schedule 1-3

                                                                       EXHIBIT G


      FORM OF OPINION OF [ASSOCIATE GENERAL][SENIOR] COUNSEL OF THE COMPANY


                                                                   June __, 2002


To Each of the Lenders, the Administrative Agent, the CAF Advance Agent and the Issuing Bank
   Referred to Below
c/o JPMorgan Chase Bank
270 Park Avenue
New York, New York 10017

                             Re: El Paso Corporation

Ladies and Gentlemen:

                  This opinion is furnished to you pursuant to Section 3.2(b)(iii) of the Amended and Restated $1,000,000,000 3-Year Revolving Credit and Competitive Advance Facility Agreement, dated as of June 27, 2002 (the "Credit Agreement"), among El Paso Corporation (the "Company"), El Paso Natural Gas Company ("EPNGC"), Tennessee Gas Pipeline Company ("Tennessee"), El Paso CGP Company ("CGP") (CGP, together with the Company, EPNGC and Tennessee, the "Borrowers"), the banks and other financial institutions from time to time party thereto (each a "Lender", and together the "Lenders"), JPMorgan Chase Bank, as Administrative Agent (in such capacity, the "Administrative Agent"), as CAF Advance Agent (in such capacity, the "CAF Advance Agent") for the Lenders, and as Issuing Bank, Citibank and ABN AMRO Bank N.V., as Co-Documentation Agents (in such capacity, the "Co-Documentation Agents") , and Bank of America, N.A., as Syndication Agent (in such capacity, the "Syndication Agent"). Unless the context otherwise requires, all capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

                  I am [Associate General] [Senior] Counsel of the Company, and I, or attorneys over whom I exercise supervision, have acted as counsel for the Borrowers in connection with the preparation, execution and delivery of the Credit Agreement. In that connection, I or such attorneys have examined:

                  (1) the Credit Agreement, executed by the parties thereto;

                  (2) the Notes, executed by the Borrowers; and

                  (3) the other documents furnished by the Borrowers pursuant to Sections 3.1 and 3.2 of the Credit Agreement.

                  I, or attorneys over whom I exercise supervision, have also examined the originals, or copies certified to our satisfaction, of the agreements, instruments and other documents, and all of the orders, writs, judgments, awards, injunctions and decrees, which affect or purport to affect the Borrowers' ability to perform their respective obligations under the Credit Agreement or the Notes (collectively referred to herein as the "Documents"). In addition, I, or attorneys over whom I exercise supervision, have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Borrowers, certificates of public officials and of officers of the Borrowers, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions hereinafter expressed. In all such examinations, I, or attorneys over whom I exercise supervision, have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified, conformed or reproduction copies of documents of all parties (other than, with respect to the Documents, the Borrowers), the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to such attorneys or me as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, I have relied upon, and assume the accuracy of, representations and warranties contained in the Credit Agreement and certificates and oral or written statements and other information of or from public officials, officers and/or representatives of the Borrowers and others.

                  I have assumed that the parties to the Documents other than the Borrowers have the power to enter into and perform such documents and that such documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, such parties.

                  The opinions expressed below are limited to the federal laws of the United States and, to the extent relevant hereto, the General Corporation Law of the State of Delaware, as currently in effect. I assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if I become aware of any facts that might change the opinions expressed herein after the date hereof.

                  Based on the foregoing and upon such investigation as we have deemed necessary, and subject to the limitations, qualifications and assumptions set forth herein, I am of the following opinion:

                  1. Each Borrower (i) is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware, and
         (ii) possesses all the corporate powers and all other authorizations and licenses necessary to engage in its business and operations as now conducted, the failure to obtain or maintain which would have a Material Adverse Effect.

                  2. The execution, delivery and performance by each Borrower of the Documents to which it is a party are within such Borrower's corporate powers and have been duly authorized by all necessary corporate action in respect of or by such Borrower, and do not contravene (i) such Borrower's charter or by-laws, each as amended to date, (ii) any federal law, rule or regulation applicable to such Borrower (excluding provisions of federal law expressly referred to in and covered by the opinion of Jones, Day, Reavis & Pogue delivered to you in connection with the transactions contemplated hereby) or any provision of the General Corporation Law of the State of Delaware applicable to such Borrower, or (iii) any contractual restriction binding on or affecting such Borrower. The Documents to which it is a party have been duly executed and delivered on behalf of each Borrower.

                  3. No authorization or approval or other action by, and no notice to or filing with, any federal governmental authority or regulatory body (including, without limitation, the FERC) is required for the due execution, delivery and performance by any Borrower of the Documents to which it is a party, except those required in the ordinary course of business in connection with the performance by each Borrower of its obligations under certain covenants and warranties contained in the Documents to which it is a party.

                  4. To the best of my knowledge, there is no action, suit or proceeding pending or overtly threatened against or involving the Company or any of the Principal Subsidiaries which, in my reasonable judgment (taking into account the exhaustion of all appeals), would have a material adverse effect upon the consolidated financial condition of the Company and its consolidated Subsidiaries taken as a whole, or which purports to affect the legality, validity, binding effect or enforceability of any Document.

                  These opinions are given as of the date hereof and are solely for your benefit in connection with the transactions contemplated by the Credit Agreement. These opinions may not be relied upon by you for any other purpose or relied upon by any other person for any purpose without my prior written consent.


                                                     Very truly yours,

                                                                       EXHIBIT H


               FORM OF OPINION OF NEW YORK COUNSEL TO THE COMPANY


                                  June __, 2002


To Each of the Lenders, the Administrative Agent, the CAF Advance Agent, the Issuing Bank, the Co-Documentation Agents and the Syndication Agent Referred to Below

c/o JPMorgan Chase Bank
270 Park Avenue, 10th Floor
New York, New York 10017

                  Re: Amended and Restated $1,000,000,000 3-Year Revolving Credit and Competitive Advance Facility Agreement dated as of June 27, 2002

Dear Ladies and Gentlemen:

                  We have acted as special New York counsel for El Paso Corporation, a Delaware corporation (the "Company"), El Paso Natural Gas Company, a Delaware corporation ("EPNGC") and Tennessee Gas Pipeline Company, a Delaware corporation ("Tennessee"), El Paso CGP Company ("CGP") (CGP together with the Company, EPNGC and Tennessee, the "Borrowers"), in connection with the Amended and Restated $1,000,000,000 3-Year Revolving Credit and Competitive Advance Facility Agreement, dated as of June 27, 2002 (the "Financing Agreement"), among the Company, EPNGC, Tennessee, CGP, the banks and other financial institutions from time to time party thereto (each a "Lender", and together the "Lenders"), JPMorgan Chase Bank, as administrative agent (in such capacity, the "Administrative Agent"), as CAF Advance Agent (in such capacity, the "CAF Advance Agent") for the Lenders, and as Issuing Bank, Citibank, N.A. and ABN AMRO Bank N.V., as Co-Documentation Agents (in such capacity, the Co-Documentation Agents"), and Bank of America, N.A., as Syndication Agent (in such capacity, the "Syndication Agent"). This opinion is delivered to you pursuant to Section 3.2(b)(iv) of the Financing Agreement. Capitalized terms used herein and not otherwise defined have the meanings assigned such terms in the Financing Agreement. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of the assumptions or items upon which we have relied.

                  In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of this opinion. We have examined, among other documents, the following:

                  (a) An executed copy of the Financing Agreement; and

                  (b) An executed copy of each of the Notes.

The documents referred to in items (a) and (b) above are referred to herein collectively as the "Documents."

                  In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from representatives of the Borrowers and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein. With respect to the opinions expressed in paragraph (a) below, our opinions are limited (x) to our actual knowledge, if any, of the Borrowers' specially regulated business activities and properties based solely upon an officer's certificate in respect of such matters and without any independent investigation or verification on our part and (y) to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Documents.

                  To the extent it may be relevant to the opinions expressed herein, we have assumed that the parties to the Documents have the power to enter into and perform such documents and to consummate the transactions contemplated thereby and that such documents have been duly authorized, executed and delivered by, and, except as set forth in paragraph (b) with respect to the Borrowers, constitute legal, valid and binding obligations of, such parties.

                  Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

                  (a) The execution and delivery to the Administrative Agent, the CAF Advance Agent, the Co-Documentation Agents, the Syndication Agent, the Issuing Bank and the Lenders by each Borrower of the Documents to which it is a party and the performance by each Borrower of its obligations thereunder (i) do not require under present law any filing or registration by such Borrower with, or approval or consent to such Borrower of, any governmental agency or authority of the State of New York that has not been made or obtained except those required in the ordinary course of business in connection with the performance by such Borrower of its obligations under certain covenants and warranties contained in the Documents to which it is a party and (ii) do not violate any present law, or present regulation of any governmental agency or authority, of the State of New York applicable to such Borrower or its property.

                  (b) The Documents to which it is a party constitute legal, valid and binding obligations of each Borrower enforceable against such Borrower in accordance with their respective terms.

                  (c) The borrowings by each Borrower under the Financing Agreement and the applications of the proceeds thereof as provided in the Financing Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  The opinions set forth above are subject to the following qualifications:

         (A)      We express no opinion as to:

                  (i) the validity, binding effect or enforceability (a) of any provision of the Documents relating to indemnification, contribution or exculpation in connection with violations of any securities laws or statutory duties or public policy, or in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated party or the party receiving contribution; or (b) of any provision of any of the Documents relating to exculpation of any party in connection with its own negligence that a court would determine in the circumstances under applicable law to be unfair or insufficiently explicit;

                  (ii) the validity, binding effect or enforceability of (a) any purported waiver, release, variation, disclaimer, consent or other agreement to similar effect (all of the foregoing, collectively, a "Waiver") by the Borrowers under the Documents to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under and is not prohibited by or void or invalid under provisions of applicable law (including judicial decisions), (b) any provision of any Document relating to choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or (c) any provision of any Document relating to forum selection to the extent the forum is a federal court;

                  (iii) the enforceability of any provision in the Documents specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of the Documents;

                  (iv) the effect of any law of any jurisdiction other than the State of New York wherein the Administrative Agent, the CAF Advance Agent, the Co-Documentation Agents, the Syndication Agent, the Issuing Bank or any Lender may be located or wherein enforcement of any document referred to above may be sought that limits the rates of interest legally chargeable or collectible; and

                  (v) any approval, consent or authorization of the Federal Energy Regulatory Commission or any other United States federal agency or authority needed in connection with the execution, delivery and performance by any Borrower of the Documents to which it is a party, the consummation of the transactions contemplated thereby and compliance with the terms and conditions thereof.

         (B) Our opinions above are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, voidable preference, moratorium or similar laws, and related judicial doctrines, from time to time in effect affecting creditors' rights and remedies generally, (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity and (iii) the qualification that certain other provisions of the Documents may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of New York or the United States of America, but the inclusion of such provisions does not affect the validity as against any Borrower of the Documents to which it is a party, taken as a whole, and the Documents contain adequate provisions for enforcing payment of the obligations governed thereby, subject to the other qualifications contained in this letter.

         (C) Our opinions as to enforceability are subject to the effect of generally applicable rules of law that:

                  (i) limit the availability of a remedy under certain circumstances when another remedy has been elected; and

                  (ii) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and

                  (iii) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs.

         (D) For the purposes of the opinion set forth in paragraph (c) above, we have assumed that (i) none of the Administrative Agent, the CAF Advance Agent, the Issuing Bank, the Co-Documentation Agents, the Syndication Agent or any of the Lenders has or will have the benefit of any agreement or arrangement (excluding the Documents) pursuant to which any Advances are directly or indirectly secured by Margin Stock, (ii) none of the Administrative Agent, the CAF Advance Agent, the Issuing Bank, the Co-Documentation Agents, the Syndication Agent, any of the Lenders or any of their respective affiliates has extended or will extend any other credit to any of the Borrowers directly or indirectly secured by Margin Stock and (iii) none of the Administrative Agent, the CAF Advance Agent, the Issuing Bank, the Co-Documentation Agents and the Syndication Agents or any of the Lenders has relied or will rely upon any Margin Stock as collateral in extending or maintaining any Advances pursuant to the Financing Agreement.

         (E) For purposes of our opinions above insofar as they relate to the Borrowers, we have assumed that (i) each Borrower is a corporation validly existing in good standing in its jurisdiction of incorporation, has all requisite power and authority, and has obtained all requisite corporate, shareholder, third party and governmental authorizations, consents and approvals, and made all requisite filings and registrations, necessary to execute, deliver and perform the Documents to which it is a party (except to the extent noted in paragraph (a) above), and that such execution, delivery and performance will not violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to such Borrower or its properties (except to the extent noted in paragraph (a) above), and (ii) the Documents to which each Borrower is a party have been duly executed and delivered by such Borrower.

                  The opinions expressed herein are limited to the federal laws of the United States of America (in the case of the matters covered in paragraph
(c) above) and the laws of the State of New York, as currently in effect, except that we express no opinion with respect to laws, rules or regulations of the State of New York, or of any governmental agency or authority thereof, applicable to companies engaged in the gathering, processing, transmission, distribution or marketing of natural gas or other hydrocarbon derivatives or power generation or the generation, transmission, distribution or marketing of electricity, or as to filings, registrations, approvals or consents under or by such laws, rules or regulations.

                  We express no opinion as to the compliance or noncompliance, or the effect of the compliance or noncompliance, of each of the addressees with any state or federal laws or regulations applicable to each of them by reason of their status as or affiliation with a federally insured depository institution.

                  The opinions expressed herein are solely for the benefit of the Administrative Agent, CAF Advance Agent, the Issuing Bank, the Co-Documentation Agents, the Syndication Agent and the Lenders and may not be relied on in any manner or for any purpose by any other person or entity.

                                               Very truly yours,

                                               JONES, DAY, REAVIS & POGUE



                                               By:
                                                   -----------------------------

                                                                       EXHIBIT I


                          [LETTERHEAD OF PROCESS AGENT]


                                                                          [DATE]


To each of the Lenders parties
  to the Credit Agreement (as
  defined and referred to
  below) and to JPMorgan Chase Bank
  as Administrative Agent and
  CAF Advance Agent for said Lenders
  and as Issuing Bank
c/o JPMorgan Chase Bank
270 Park Avenue
New York, New York  10017

To El Paso Corporation
1001 Louisiana Street
Houston, Texas  77002

                El Paso Corporation/El Paso Natural Gas Company/

               Tennessee Gas Pipeline Company/El Paso CGP Company

Gentlemen:

                  Reference is made to that certain Amended and Restated $1,000,000,000 3-Year Revolving Credit and Competitive Advance Facility Agreement, dated as of June 27, 2002 (said Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein being used herein with the same meaning) among El Paso Corporation (the "Company"), El Paso Natural Gas Company ("EPNGC"), Tennessee Gas Pipeline Company ("Tennessee"), El Paso CGP Company ("CGP") (CGP, together with the Company, EPNGC and Tennessee, the "Borrowers",) certain banks and other financial institutions from time to time party thereto as Lenders thereunder (the "Lenders"), JPMorgan Chase Bank, as Administrative Agent, CAF Advance Agent (in such capacities, the "Administrative Agent" and the "CAF Advance Agent") for the Lenders, and as Issuing Bank, Citibank, N.A. and ABN AMRO Bank N.V., as Co-Documentation Agents, and Bank of America, N.A., as Syndication Agent.

                  Pursuant to Section 9.9(a) of the Credit Agreement each of the Borrowers has appointed the undersigned (with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011) as Process Agent to receive on behalf of such Borrower and its property service of copies of the summons and complaint and any other process which may be served by the Administrative Agent, the CAF Advance Agent, the Issuing Bank, any Lender or the holder of any Note in any action or proceeding by the Administrative Agent, the CAF Advance Agent, the Issuing Bank, any Lender or the holder of any Note in any New York State or Federal court sitting in New York City in respect of, but only in respect of, any claims or causes of action arising out of or relating to the Credit Agreement and the Notes issued pursuant thereto.

                  The undersigned hereby accepts such appointment as Process Agent and agrees with each of you that (i) the undersigned will not terminate the undersigned's agency as such Process Agent prior to ______ __, 200_ (and hereby acknowledges that the undersigned has been paid in full by the Borrower for its services as Process Agent through such date), (ii) the undersigned will maintain an office in New York City through such date and will give the Administrative Agent prompt notice of any change of address of the undersigned,
(iii) the undersigned will perform its duties as Process Agent in accordance with Section 9.9(a) of the Credit Agreement and (iv) the undersigned will forward forthwith to the Borrower at its address specified below copies of any summons, complaint and other process which the undersigned receives in connection with its appointment as Process Agent.

                  This acceptance and agreement shall be binding upon the undersigned and all successors of the undersigned.

                                               Very truly yours,

                                               CT CORPORATION SYSTEM


                                               By:
                                                   -----------------------------
                                                   Title:


Address of the Borrower:


[Address]

                                                                       EXHIBIT J


                                     FORM OF
                                JOINDER AGREEMENT


                  Reference is made to the Amended and Restated $1,000,000,000 3-Year Revolving Credit and CAF Advance Facility Agreement, dated as of June 27, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined), among El Paso Corporation, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, El Paso CGP Company, certain banks and other financial institutions from time to time party thereto, JPMorgan Chase Bank, as Administrative Agent, CAF Advance Agent, and Issuing Bank, Citibank, N.A. and ABN AMRO Bank N.V., as Co-Documentation Agents, and Bank of America, N.A., as Syndication Agent.

                  The undersigned hereby acknowledges that it has received and reviewed a copy (in execution form) of the Credit Agreement, and agrees to:

                  (a) join the Credit Agreement as a Borrower party thereto;

                  (b) be bound by all covenants, agreements and acknowledgments attributable to a Borrower in the Credit Agreement and any Note to which it is a party; and

                  (c) perform all obligations required of it by the Credit Agreement and any Note to which it is a party.

                  The undersigned hereby represents and warrants that the representations and warranties with respect to it contained in, or made or deemed made by it in, Article IV of the Credit Agreement are true and correct on the date hereof.

                  THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered in New York, New York by its proper and duly authorized officer as of this day of ______, __.

                                                    [Borrower]


                                                    By:
                                                        ------------------------
                                                        Title:


ACKNOWLEDGED AND AGREED TO:

[EL PASO CORPORATION]

By:
    ---------------------------
    Title:

                                                                       EXHIBIT K


                     FORM OF OPINION OF [ASSOCIATE GENERAL]
                         [SENIOR] COUNSEL OF THE COMPANY



                  (a) Each of the Company and the Borrowing Subsidiaries (i) is a corporation duly incorporated and existing in good standing under the laws of the jurisdiction of its organization, and (ii) possesses all the corporate powers and all other authorizations and licenses necessary to engage in its business and operations as now conducted, the failure to obtain or maintain which would have a Material Adverse Effect.

                  (b) The execution and delivery by the Company and the Borrowing Subsidiary of the Joinder Agreement and by the Borrowing Subsidiary of the Notes made by it and the performance by the Borrowing Subsidiary of its obligations as a "Borrower" under the Credit Agreement and the Notes made by it are within such corporation's corporate powers and have been duly authorized by all necessary corporate action in respect of or by each of the Company and the Borrowing Subsidiary (as applicable), and do not contravene (i) the Company's or the Borrowing Subsidiary's charter or by-laws, each as amended to date, (ii) any federal law, rule or regulation applicable to the Company or the Borrowing Subsidiary (excluding provisions of federal law expressly referred to in and covered by the opinion of [New York Counsel] delivered to you in connection with the transactions contemplated hereby) or any provision of the General Corporation Law of the State of Delaware applicable to such corporation, or (iii) any contractual restriction binding on or affecting the Company or the Borrowing Subsidiary. The Joinder Agreement has been duly executed and delivered on behalf of the Company and the Borrowing Subsidiary and the Notes made by the Borrowing Subsidiary have been duly executed and delivered on behalf of the Borrowing Subsidiary.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any federal governmental authority or regulatory body (including, without limitation, the FERC) is required for (i) the due execution and delivery by the Company or the Borrowing Subsidiary of the Joinder Agreement, (ii) the performance by the Borrowing Subsidiary of its obligations as a "Borrower" under the Credit Agreement or (iii) the execution, delivery and performance by the Borrowing Subsidiary of the Notes made by it, except those required in the ordinary course of business in connection with the performance by the Company or the Borrowing Subsidiary of its obligations under certain covenants and warranties contained in the Joinder Agreement, the Credit Agreement and the Notes and those which have been obtained and are in full force and effect.

                  (d) To the best of my knowledge, there is no action, suit or proceeding pending or overtly threatened against or involving the Company or any of the Principal Subsidiaries which, in my reasonable judgment (taking into account the exhaustion of all appeals), would have a material adverse effect upon the consolidated financial condition of the Company and its consolidated Subsidiaries taken as a whole, or which purports to affect the legality, validity, binding effect or enforceability of the Joinder Agreement, the Credit Agreement or the Notes.

                                                                       EXHIBIT L


                           FORM OF OPINION OF NEW YORK
                             COUNSEL TO THE COMPANY



                  (a) The execution and delivery to the Administrative Agent, the CAF Advance Agent, the Issuing Bank, the Co-Documentation Agents, the Syndication Agent and the Lenders by the Company and the Borrowing Subsidiary of the Joinder Agreement and by the Borrowing Subsidiary of the Notes made by it and the performance by the Borrowing Subsidiary of its obligations as a "Borrower" under the Credit Agreement and the Notes made by it (i) do not require under present law any filing or registration by the Company or the Borrowing Subsidiary with, or approval or consent to the Company or the Borrowing Subsidiary of, any governmental agency or authority of the State of New York that has not been made or obtained, except those, if any, required in the ordinary course of business in connection with the performance by the Company or the Borrowing Subsidiary of their respective obligations under certain covenants and warranties contained in the Joinder Agreement, the Credit Agreement and the Notes and (ii) do not violate any present law, or present regulation of any governmental agency or authority, of the State of New York applicable to the Company or the Borrowing Subsidiary or its respective property.

                  (b) The Joinder Agreement, the Credit Agreement and the Notes (as applicable) constitute the legal, valid and binding obligations of each of the Company and the Borrowing Subsidiary enforceable against each of the Company and the Borrowing Subsidiary in accordance with their respective terms.

                  (c) The borrowings by the Borrowing Subsidiary under the Credit Agreement and the applications of the proceeds thereof as provided in the Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                                                                       EXHIBIT M


                                     FORM OF
                                EXTENSION REQUEST



                                                                          [Date]


JPMorgan Chase Bank, as Administrative Agent
270 Park Avenue
New York, New York 10017

Attention:  Jackie Reid

Gentlemen:

                  Reference is made to the Amended and Restated $1,000,000,000 3-Year Revolving Credit and Competitive Advance Facility Agreement, dated as of June 27, 2002, among the undersigned, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, El Paso CGP Company, certain Lenders parties thereto, JPMorgan Chase Bank, as Administrative Agent, CAF Advance Agent and Issuing Bank, Citibank, N.A. and ABN AMRO Bank N.V., as Co-Documentation Agents, and Bank of America, N.A., as Syndication Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  The undersigned hereby represents and warrants that no Event of Default has occurred or is continuing.

                  This is an Extension Request pursuant to Section 2.23 of the Credit Agreement requesting an extension of the Stated Termination Date to [INSERT REQUESTED TERMINATION DATE]. Please transmit a copy of this Extension Request to each of the Lenders.

                                                EL PASO CORPORATION


                                                By:
                                                    ----------------------------
                                                    Title:


                                      M-1